                                                Filed pursuant to Rule 424(b)(3)
                                                Registration No. 333-33260


                                  BANK OF ESSEX
                                323 Prince Street
                          Tappahannock, Virginia 22560


                                 April 14, 2000



Dear Fellow Stockholders:

     You are cordially invited to attend the annual meeting of stockholders of Bank of Essex on May 12, 2000, at 10:00 a.m., at the Tappahannock Essex Volunteer Fire Department. The accompanying Notice and Proxy Statement describe the matters to be presented at the meeting. Please give them your prompt and careful attention.

     At the annual meeting, you will be asked to approve a proposal to adopt a bank holding company form of organization for the bank. Under the proposal, the bank will conduct its banking operations as a wholly-owned subsidiary of BOE Financial Services of Virginia, Inc., a Virginia corporation that has recently been formed to serve as the holding company for the bank. Each share of your stock in the bank will be converted, in a tax-free transaction, into one share of common stock of BOE Financial Services of Virginia, Inc. Your percentage equity ownership in BOE Financial Services of Virginia, Inc. will be exactly the same as your present ownership in the bank, and the bank will continue to operate in substantially the same manner and from the same offices as the bank did before the reorganization.

     The financial services industry continues to be one of the most rapidly changing segments of Virginia's and the nation's economy. Historical distinctions between various types of financial institutions are eroding rapidly and banks are subject to new and more aggressive competition from every side. Your Board of Directors believes that the greater flexibility and investment opportunities provided by the establishment of a holding company will facilitate the fulfillment of our customers' needs in this rapidly changing environment. The Board encourages you to read carefully the enclosed proxy statement and to vote For the reorganization of the bank.

     At the annual meeting, you will also vote on the election of ten directors of the bank for a one year term and the ratification of the Board's selection of Yount, Hyde & Barbour, P.C. as auditors for the Bank for the year 2000. Your Board unanimously supports these individuals as directors and Yount, Hyde & Barbour, P.C. as auditors and recommends that you vote For them as directors and auditors.

     We hope you can attend the annual meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope. Your vote is important regardless of the number of shares you own. If you have any questions or comments, please contact me or any of the directors.

     We appreciate your continuing loyalty and support.

                                        Sincerely,

                                        /s/ George M. Longest, Jr.

                                        George M. Longest, Jr.
                                        President and Chief Executive Officer

                                  BANK OF ESSEX
                                323 Prince Street
                          Tappahannock, Virginia 22560


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To be held May 12, 2000

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Bank of Essex (the "Bank") will be held at the Tappahannock Essex Volunteer Fire Department on Friday, May 12, 2000, at 10:00 a.m. for the following purposes:

     1. To approve an Agreement and Plan of Reorganization dated as of March 20, 2000, a copy of which, with appendices, is attached to the accompanying proxy statement as Exhibit A, providing for the reorganization of the Bank into a holding company structure;

     2. To elect ten directors to serve on the Bank's Board of Directors for a one year term;

     3. To ratify the selection of Yount, Hyde & Barbour, P.C., Certified Public Accountants, as the independent auditors of the Bank for 2000; and

     4. To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

     The stockholders of record of the Bank's common stock at the close of business on April 3, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     The Bank's Board of Directors believes that the above proposals are in the best interests of the Bank and its stockholders and therefore recommends that you vote "FOR" each proposal.

     You are cordially invited to attend a luncheon hosted by the Bank at Lowery's Restaurant immediately following the adjournment of the Annual Meeting of Stockholders at approximately 12:00 p.m. Luncheon tickets should be picked up at the business session of the Annual Meeting.

     It is important that your shares be represented and voted. Please mark, date and sign the enclosed proxy and return it promptly in the enclosed envelope, regardless of whether you expect to attend the meeting. If for any reason you desire to revoke your proxy, you may do so at any time before it is voted. You are cordially invited to attend this meeting.


                              By Order of the Board of Directors,

                              /s/ Bruce E. Thomas

                              Bruce E. Thomas
                              Secretary


April 14, 2000

                                  BANK OF ESSEX
                                323 Prince Street
                          Tappahannock, Virginia 22560

                              ____________________

                                 PROXY STATEMENT
                              ____________________


                                  INTRODUCTION

     This Proxy Statement is furnished to stockholders of Bank of Essex (the "Bank") in connection with the solicitation of proxies by the Board of Directors of the Bank for use at the Annual Meeting of Stockholders to be held on May 12, 2000, at the time and place set forth in the accompanying Notice of the Annual Meeting of Stockholders and at any adjournment thereof (the "Annual Meeting"). This Proxy Statement and the enclosed form of proxy are being mailed to the stockholders of the Bank on or about April 14, 2000. More than two-thirds of the outstanding shares of common stock of the Bank are required to be present in person or by proxy to constitute a quorum.

     At the Annual Meeting, stockholders will be asked to approve the reorganization of the Bank into a holding company structure (the "Reorganization") in accordance with the terms and conditions set forth in the Agreement and Plan of Reorganization, dated as of March 20, 2000 (the "Agreement"), whereby the Bank will become a wholly-owned subsidiary of BOE Financial Services of Virginia, Inc., a Virginia corporation recently organized to serve as the holding company for the Bank (the "Holding Company"). The Reorganization will be accomplished through a statutory share exchange. A copy of the Agreement, with appendices, is attached as Exhibit A to this Proxy
Statement.   At the effective date of the Reorganization, each outstanding share of common stock of the Bank will be converted, in a tax-free transaction, into one share of common stock of the Holding Company. After consummation of the Reorganization, the Bank will conduct its business as a wholly-owned subsidiary of the Holding Company in substantially the same manner and from the same offices as the Bank did before the Reorganization. See "The Proposed Reorganization."

     At the Annual Meeting, you also will be asked to vote on the election of ten directors for the Bank to serve for a one year term, and the ratification of Yount, Hyde & Barbour, P.C. as independent certified public accountants for the Bank for the year ending December 31, 2000.

     This Proxy Statement also constitutes a prospectus of the Holding Company covering the shares of common stock of the Holding Company to be issued to stockholders of the Bank in connection with the Reorganization. The Holding Company has filed a Registration Statement under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of Holding Company common stock to be issued in connection with the Reorganization.

     The principal offices of the Bank and the Holding Company are at 323 Prince Street, Tappahannock, Virginia 22560 (Telephone: (804) 443-4343).

     Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this Proxy Statement/Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.



              The date of this Proxy Statement is April 14, 2000.

                             AVAILABLE INFORMATION

     Bank of Essex is subject to the informational requirements of the rules and regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), as promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Federal Reserve. Such reports, proxy statements and other information can be inspected and copied at the offices of the Federal Reserve, Division of Banking Supervision and Regulation, Board of Governors of the Federal Reserve System, 20th Street and Constitution Avenue, N.W., Washington, D.C. 20551, and copies of such records may be requested by calling the Federal Reserve public reference facilities at (202) 452-3244.

     Pursuant to the Reorganization, the Holding Company will assume reporting responsibilities under the Exchange Act, similar to the responsibilities previously performed by the Bank under rules and regulations of the Federal Reserve. Following the Reorganization, the Holding Company must comply with the reporting requirements of the Securities and Exchange Commission (the "Commission"), and will file its reports and proxy statements with the Commission, rather than the Federal Reserve.

     The Bank's Annual Report to Stockholders for the year ended December 31, 1999, which Report includes audited financial statements of the Bank, accompanies this Proxy Statement. The Bank's Annual Report on Form 10-K for the year ended December 31, 1999, and quarterly reports on Form 10-Q, as filed with the Federal Reserve, are available free of charge to stockholders who request a copy. All requests for copies of information should be directed to Bruce E. Thomas, Secretary, at the Bank's Main Office at the address set forth on the first page of this Proxy Statement or at the following telephone number: (804) 443-4343.

     The Holding Company has filed with the Commission a Registration Statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of Holding Company common stock to be issued in connection with the Reorganization. As permitted by the rules and regulations of the Commission, certain information included in the Registration Statement is omitted from this Proxy Statement. For further information and reference, the Registration Statement, including the exhibits and schedules filed as a part thereof, can be inspected and copied at the public reference room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers who file electronically with the Commission. The address of that site is http://www.sec.gov. In addition, copies of such materials are available for inspection and reproduction at the public reference facilities of the Commission at its New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and at its Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

                    ________________________________________


     No person has been authorized to give any information or to make any representations not contained herein and, if given or made, such information or representations must not be relied upon as having been authorized. This Proxy Statement does not constitute an offer to sell any securities other than the securities to which it relates or an offer to sell any securities covered by this Proxy Statement in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer. Neither the delivery hereof nor any distribution of securities of the Holding Company made hereunder shall, under any circumstances, create an implication that there has been no change in the facts herein set forth since the date hereof.

                 TABLE OF CONTENTS

                                                         Page
SUMMARY
  Annual Meeting.......................................    4
  The Reorganization...................................    4
  Reasons for the Reorganization.......................    4
  Federal Income Tax Consequences......................    4
  Comparison in the Rights of
    Stockholders.......................................    4
  Anti-takeover Effect of the
    Reorganization.....................................    5
  Conditions for Consummation;
    Anticipated Effective Date;
    Termination........................................    5
  Government Regulation and
    Supervision........................................    5
  Election of Directors................................    5
  Rights of Dissenting Stockholders....................    6
  Ratification of Selection of Auditors................    6
  Other Matters........................................    6
SELECTED FINANCIAL INFORMATION.........................    7
GENERAL INFORMATION
  Use and Revocation of Proxies........................    8
  Stockholders Entitled to Vote and
    Vote Required......................................    8
  Solicitation of Proxies..............................    8
  Financial Statements.................................    8
THE PROPOSED REORGANIZATION
  Description of the Reorganization....................    8
  Reasons for the Reorganization.......................    9
  Anticipated Effective Date of the
    Reorganization.....................................    9
  Conversion and Exchange of Stock.....................    9
    Federal Income Tax Consequences....................    9
  Required Regulatory Approvals and Listing of
    Stock..............................................   10
  Possible Abandonment of the Reorganization...........   10
  Holding Company Stock Options and
    Dividend Reinvestment Plan.........................   10
  Rights of Dissenting Stockholders....................   10
SIGNIFICANT EFFECTS OF THE
  REORGANIZATION
  Anti-takeover Effects of the
     Reorganization....................................   12
  Virginia Stock Corporation Act; Anti-takeover
     Provisions........................................   12
  Comparison of the Rights of
     Stockholders......................................   13
  Historical and Pro Forma
     Capitalization....................................   15
  Regulation and Supervision...........................   16

                                                         Page
THE HOLDING COMPANY
 General...............................................   16
  Mangement and Operations After the
   Reorganization......................................   17
  Indemnification of Directors and Officers............   18
  Market for Holding Company
   Common Stock........................................   18
  Description of Capital Stock.........................   19
BANK OF ESSEX
  Business.............................................   19
  Credit Policies......................................   20
  Market Area..........................................   20
  Competition..........................................   21
  Properties...........................................   21
  Employees............................................   21
  Legal Proceedings....................................   21
  Principal Officers...................................   21
  Description of Capital Stock.........................   22
ELECTION OF DIRECTORS
  Nominees for Election at the 2000
    Annual Meeting.....................................   22
  Board Committees and Attendance......................   23
  Compensation of the Board............................   24
  Nomination of Directors..............................   24
  Section 16(a) Beneficial Ownership
    Reporting Compliance...............................   24
  Indebtedness and Other Transactions..................   24
OWNERSHIP OF BANK COMMON
  STOCK................................................   25
EXECUTIVE COMPENSATION
  Compensation of Executive Directors..................   26
  Employee Benefit Plans...............................   26
STOCK INCENTIVE  PLAN..................................   27
STOCK OPTION PLAN FOR
  OUTSIDE DIRECTORS....................................   27
EMPLOYMENT CONTINUITY
  AGREEMENTS...........................................   28
REGULATION AND SUPERVISION.............................   29
 Bank Holding Companies................................   29
 The Gramm-Leach-Bliley Act
   of 1999.............................................   30
 Capital Requirements..................................   30
 Limits on Dividends and Other
   Payments............................................   31
 Deposit Insurance.....................................   32
 Other Safety and Soundness
   Regulations.........................................   32
APPOINTMENT OF AUDITORS................................   32
OTHER MATTERS..........................................   32
LEGAL MATTERS..........................................   32
EXPERTS................................................   32
STOCKHOLDER PROPOSALS..................................   33

                                     SUMMARY

       The following material is qualified in its entirety by the information appearing elsewhere in this Proxy Statement and the Exhibits hereto.

Annual Meeting

       Date, Time and Place. May 12, 2000 at 10:00 a.m. at Tappahannock Essex Volunteer Fire Department, Tappahannock, Virginia.

       Purpose. To adopt the Agreement providing for the establishment of a holding company structure for the Bank, to elect ten directors of the Bank to serve for a one year term, to ratify the selection of external auditors for the Bank, and to vote on any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof. The affirmative vote of more than two-thirds of the outstanding shares of Bank common stock will be required to approve the Agreement.

The Reorganization

       At the direction of the Bank, the Holding Company was incorporated on March 20, 2000 under the laws of Virginia to serve as the holding company for the Bank. At the effective date of the Reorganization, stockholders of the Bank will automatically become stockholders of the Holding Company; accordingly, at this time, stockholders will not be requested to surrender their Bank stock certificates for new certificates of the Holding Company. The Bank will conduct its business in substantially the same manner and from the same offices as the Bank did prior to the Reorganization. See "The Proposed Reorganization -- Description of the Reorganization."

Reasons for the Reorganization

        The Board of Directors believes that the establishment of a holding company structure for the Bank will provide greater flexibility in responding to the expanding financial needs of the Bank's customers and in meeting increasing and ever-changing forms of competition for the furnishing of financial services. The holding company structure will also afford certain investment opportunities, including the ability to repurchase its own shares, that are otherwise not available currently to the Bank. The Board also believes that the adoption of a Holding Company structure will enable it more easily to implement stock based incentive plans. In this regard, the Holding Company has adopted a stock incentive plan for employees and a stock option plan for outside directors. See "The Proposed Reorganization -- Reasons for the Reorganization."

Federal Income Tax Consequences

        The Reorganization is intended to qualify for federal income tax purposes as a tax-free transaction under the Internal Revenue Code in which no gain or loss will be recognized by a Bank stockholder upon the receipt of Holding Company common stock in exchange for Bank common stock. See "The Proposed Reorganization -- Federal Income Tax Consequences."

Comparison in the Rights of Stockholders

        Except as set forth below, there are no material differences between the rights of a Bank stockholder and the rights of a Holding Company stockholder. The differences are described in detail under "Significant Effects of the Reorganization -- Comparison of the Rights of Stockholders." Certain rights of stockholders will not change at all as a result of the Reorganization. However, in order to enhance its flexibility in raising additional capital and in negotiating for the acquisition of other businesses, the Articles of Incorporation and Bylaws of the Holding Company contain provisions that vary in several respects from the current Articles of Incorporation and Bylaws of the Bank. The reasons for these differences are addressed specifically in this Proxy Statement. Listed below are the major differences.

        First, the Holding Company will have a Board of Directors with staggered terms. Second, the Holding Company will be authorized to issue 10,000,000 shares of common stock and 1,000,000 shares of preferred stock, compared to 4,000,000 shares of common stock and 100,000 shares of preferred stock for the Bank. Third, the Holding Company's Articles of Incorporation provide that except for a limited number of significant matters, the Holding Company's Articles of Incorporation may be amended by the affirmative vote of a majority of all votes entitled to be cast, and a majority of the votes of each separate voting group entitled to vote, at a stockholders meeting. This compares to the current requirement that more than two-thirds of the outstanding shares of Bank common stock approve any amendment to the Bank's Articles of Incorporation. Fourth, the Bylaws of the Holding Company specify procedures that must be followed by stockholders desiring to present matters for a vote at a stockholders meeting, and set forth limits on who may call meetings of stockholders and provide that the Chairman of the Board of Directors may establish policies and procedures for the conduct of stockholders meetings. Fifth, the Bylaws of the Holding Company provide that directors may be removed by stockholders only for cause. Sixth, the Holding Company's Articles of Incorporation limit or eliminate liabilities of directors and officers to the corporation and its stockholders, to the maximum extent permitted by law. See "Significant Effects of the Reorganization -- Comparison of the Rights of Stockholders."

Anti-takeover Effect of the Reorganization

        The Holding Company's Articles of Incorporation and the Virginia Stock Corporation Act (the "Virginia SCA") contain certain provisions designed to enhance the ability of the Board of Directors to deal with attempts to acquire control of the Holding Company. These provisions, and the ability of the Board of Directors to issue shares of preferred stock without stockholder approval and to set the voting rights, preferences and other terms thereof, may be deemed to have an anti-takeover effect and may discourage takeover attempts which have not been approved by the Board of Directors. The protective provisions contained in the Holding Company's Articles and provided by the Virginia SCA are discussed in further detail under "Significant Effects of the Reorganization," -- "Anti-takeover Effects of the Reorganization" and -- "Comparison of the Rights of Stockholders" below.

Conditions for Consummation; Anticipated Effective Date; Termination

        The consummation of the Reorganization is subject to, among other things, (i) the affirmative vote of more than two-thirds of the outstanding shares of Bank common stock, (ii) the approval of the Virginia State Corporation Commission (the "SCC"), (iii) no objection to the Reorganization being raised by the Federal Reserve and (iv) the common stock of the Holding Company being listed on The Nasdaq SmallCap Market. An application for approval of the Reorganization was filed with the SCC and a notice of the proposed Reorganization was submitted to the Federal Reserve in April, 2000. The Reorganization is expected to be consummated on or about June 30, 2000 (the "Effective Date"). The Reorganization may be terminated by either the Holding Company or the Bank prior to the approval of the Agreement by the stockholders or by the mutual consent of the Boards of Directors of the Holding Company and the Bank after any stockholder group has taken the requisite affirmative action. See "The Proposed Reorganization -- Possible Abandonment of the Reorganization."

Government Regulation and Supervision

        After the Effective Date, the Holding Company will be subject to the Bank Holding Company Act of 1956, as amended (the "BHCA"), and will be subject to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve") with respect to its operations as a bank holding company. The Bank will continue to be subject to regulation by the same governmental agencies that currently regulate the Bank. See "Regulation and Supervision."

Election of Directors

        The Proxy Statement lists the ten current directors of the Bank. All of the directors' terms expire at the Annual Meeting and they have been nominated for election to serve as directors of the Bank for a further one year term. If the proposed Reorganization is approved, stockholders of the Bank will automatically become stockholders of the Holding Company upon consummation of the Reorganization. As Holding Company stockholders, they will be entitled to vote for the election of directors of the Holding Company, and the Board of Directors of the Holding Company will, in turn, elect the directors of the Bank. The first annual meeting of stockholders of the Holding Company is scheduled to be held on or about May 11, 2001. Under the terms of the Agreement, on the Effective Date, the directors of the Holding Company will be comprised of the same persons who the serve as directors of the

Bank. The Holding Company directors, however, will serve staggered year terms as described under "The Holding Company -- Management and Operations After the Reorganization."

Rights of Dissenting Stockholders

        Those stockholders of the Bank who object to the Reorganization will be entitled to dissent from the Reorganization and receive payment of the fair value of their shares upon compliance with Article 15 of the Virginia Stock Corporation Act, the full text of which is included as Exhibit B to this Proxy Statement.

Ratification of Selection of Auditors

        Yount, Hyde & Barbour, P.C. has been selected as independent certified public accountants for the Bank for the year ending December 31, 2000, subject to the ratification by the Bank's stockholders.

Other Matters

        Management currently knows of no other business to be brought before the Annual Meeting. Should any other business properly be presented for action at the meeting, the shares represented by the enclosed proxy will be voted by the persons named therein in accordance with their best judgment and in the best interests of the Bank.

                         SELECTED FINANCIAL INFORMATION

                                                            Year Ended December 31,
                              -------------------------------------------------------------------------------------------------
                                     1999                1998                1997                1996               1995
                              ------------------  -------------------  -----------------  ------------------  -----------------
                              (Dollars in thousands, except per share data)
STATEMENT OF INCOME
 INFORMATION:
  Interest income...........           $ 11,559             $ 10,459           $  9,130            $  8,344            $ 7,033
  Interest expense..........              5,333                4,909              4,347               4,122              3,317
  Net interest income.......              6,226                5,550              4,783               4,222              3,715
  Provision for loan losses.                345                  380                250                 169                153
  Noninterest income........                783                  646                569                 554                446
  Noninterest expense.......              4,843                4,002              3,478               3,361              2,722
  Income taxes..............                417                  453                422                 300                349
  Net income................              1,404                1,361              1,203                 947                937

PER SHARE DATA:
  Net income, basic and
    diluted.................           $   1.20             $   1.17           $   1.27            $   1.01            $  1.00
  Cash dividends............               0.45                 0.44               0.42                0.32               0.29
  Book value at period end..              13.17                12.85              12.08                9.85               9.47
  Tangible book value at
    period end..............              11.97                11.54              10.67                8.01               9.47

BALANCE SHEET DATA:
  Total assets..............           $167,296             $145,908           $128,848            $115,484            $93,955
  Loans, net................            124,464              105,260             87,658              78,199             62,315
  Securities................             25,220               25,778             27,744              25,695             24,738
  Deposits..................            142,891              129,825            113,597             105,024             83,242
  Stockholders' equity......             15,383               15,005             14,112               9,234              8,881

PERFORMANCE RATIOS:
  Return on average assets..               0.90%                1.00%              1.01%               0.85%              1.05%
  Return on average equity..               9.12%                9.29%             12.09%              10.57%             11.12%
  Net interest margin.......               4.63%                4.59%              4.59%               4.44%              4.71%
  Dividend payout...........              37.44%               37.75%             32.75%              31.68%             29.02%

ASSET QUALITY RATIOS:
  Allowance for loan
    losses to period end
    loans...................               1.27%                1.26%              1.33%               1.28%              1.44%
  Allowance for loan
    losses to nonperforming
    assets..................             115.10%              277.11%            262.17%             133.51%            857.55%
  Nonperforming assets to
    total assets............               0.83%                0.33%              0.35%               0.65%              0.11%
  Net chargeoffs to average
    loans...................               0.11%                0.22%              0.08%               0.11%              0.10%

CAPITAL LIQUIDITY
AND RATIOS:
  Leverage..................               8.76%                9.29%              9.88%               6.75%              9.33%
  Risk based capital
  ratios:
    Tier 1 capital..........              11.03%               12.27%             11.04%               9.53%             12.59%
    Total capital...........              12.26%               13.51%             12.06%              11.56%             12.87%

                              GENERAL INFORMATION

Use and Revocation of Proxies

       If the enclosed proxy is properly executed and returned in time for voting at the Annual Meeting, the shares represented thereby will be voted in accordance with such instructions. If no instructions are given, the proxy will be voted in favor of the Reorganization, and in the discretion of the proxy holders as to any other matters which may properly come before the meeting. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

       Execution of a proxy will not affect a stockholder's right to attend the Annual Meeting and to vote in person. Any stockholder who has executed and returned a proxy and for any reason desires to revoke it may do so at any time before the proxy is exercised by filing with the Secretary of the Bank an instrument revoking it or a duly exercised proxy bearing a later date, or by attending the Annual Meeting and voting in person after having withdrawn your proxy.

Stockholders Entitled to Vote and Vote Required

       Only holders of record of Bank common stock at the close of business on April 3, 2000 are entitled to vote at the Annual Meeting. On the record date there were 1,167,790 shares of Bank common stock, par value $5.00 per share, outstanding and entitled to vote. Each share of outstanding Bank common stock is entitled to one vote on all matters presented at the Annual Meeting. In order for the Reorganization to become effective, more than two-thirds of the outstanding shares of Bank common stock must be voted in favor of the Reorganization. Directors will be elected, and auditors ratified, by a majority vote of those present or by proxy.

       Directors and executive officers of the Bank and their affiliates beneficially owned as of the record date 70,752 of the outstanding shares of the Bank's stock entitled to vote on the Reorganization, which shares represent 6.1% of the outstanding shares.

Solicitation of Proxies

       The Bank will bear its own expenses incident to soliciting proxies. Directors, officers, employees and agents of the Bank acting without special compensation may solicit proxies in person, by telephone or by mail.

Financial Statements

       The Bank's Annual Report to Stockholders for the year ended December 31, 1999 accompanies this Proxy Statement to inform stockholders of the Bank's recent financial performance. Additional copies of the report will be furnished without charge to stockholders upon written request directed to Bruce E. Thomas, Secretary, at the address of the Bank's principal offices.


                           THE PROPOSED REORGANIZATION

Description of the Reorganization

       The Board of Directors of the Bank has unanimously approved the proposed Reorganization whereby the business of the Bank will be conducted under a holding company structure. The Holding Company was organized in March of this year under the laws of Virginia at the direction of the Board of Directors of the Bank to serve as the holding company for the Bank.

       The Bank and the Holding Company have entered into the Agreement under the terms of which the Bank will become a wholly-owned subsidiary of the Holding Company through a statutory share exchange. Upon consummation of the Reorganization, stockholders of the Bank will automatically become stockholders of the Holding Company.

       The Bank will continue to conduct its business in substantially the same manner as before the Reorganization. The directors, officers and employees of the Bank will not change as a result of the Reorganization.

       The Bank will pay all expenses incurred in connection with the Reorganization, including the costs of organizing the Holding Company.

Reasons for Reorganization

       The financial services industry is one of the most rapidly changing segments of the American economy. Historical distinctions between various types of financial institutions are eroding rapidly as a result of legislative changes and changing regulatory philosophies. In addition, traditional restrictions on branch banking have given way to multi-state banking and multi-bank holding companies. Accordingly, banks are subject to aggressive competition from a wide variety of institutions offering an expansive array of financial products and services. Current laws and regulations applicable to banks such as the Bank limit their ability in many circumstances to supplement traditional financial services and products and to diversify into other banking-related ventures in response to increasing competition and changing customer needs.

       The laws and regulations applicable to bank holding companies, however, allow holding companies greater flexibility in expanding their markets and in increasing the variety of services they and their subsidiaries provide their customers. Thus, management and the Board of Directors of the Bank believe that the new corporate structure will enhance the Bank's ability to compete under existing laws and regulations and to respond effectively to changing market conditions.

       One of the primary benefits of a bank holding company structure is the expanded investment opportunities available, including investing in its own stock. Currently, neither the Bank nor the Holding Company has made any commitment to expand significantly its market through the acquisition of existing banks or to engage in activities other than those currently conducted by the Bank. If the Reorganization is approved, the Holding Company structure will provide a vehicle to facilitate future combinations with other financial institutions should suitable opportunities arise for acquisition, expansion or affiliation. In addition, the Holding Company structure may provide opportunities to engage in a wider range of activities. Finally, the new structure will enable the organization to more easily implement stock based incentive and similar arrangements. See "-- Holding Company Stock Options and Dividend Reinvestment Plan."

Anticipated Effective Date of the Reorganization

       If the holders of more than two-thirds of the outstanding shares of Bank common stock approve the Agreement, the Reorganization will become effective upon satisfaction of certain conditions and the receipt of required regulatory approvals, including approval by the SCC and no objection being raised by the Federal Reserve. An application for approval of the Reorganization has been filed with the SCC and a notice of the proposed Reorganization has been submitted to the Federal Reserve. Subject to receipt of all requisite regulatory approvals and the satisfaction of all other conditions to the Reorganization, it is anticipated that the Reorganization will become effective on or about June 30, 2000 (the "Effective Date").

Conversion and Exchange of Stock

       On the Effective Date, stockholders of the Bank will become stockholders of the Holding Company. Each share of Bank common stock, par value $5.00 per share, will be converted into one share of Holding Company common stock, par value of $5.00 per share (the "Exchange Ratio"). Outstanding certificates representing shares of Bank common stock will thereafter represent one share of Holding Company common stock. Accordingly, stockholders will not be required to exchange their stock certificates for Holding Company stock certificates after consummation of the Reorganization until advised to do so by the Holding Company.

Federal Income Tax Consequences

       The Reorganization is intended to be a tax-free transaction under the Internal Revenue Code, and the federal income tax consequences summarized below are based on the assumption that this transaction will qualify as such a transaction. One condition to consummation of the Reorganization is the Bank's receipt of an opinion of McGuire, Woods, Battle & Boothe LLP, special counsel to the Bank, to the effect that the Reorganization will qualify as a tax-free transaction under the Internal Revenue Code and that the exchange will result in the non-recognition of gain or loss.

       The Bank's stockholders, except dissenting stockholders, will not recognize any gain or loss as a result of the proposed Reorganization. A stockholder's tax basis in the shares of Holding Company common stock will equal his tax basis in the shares of Bank common stock. The holding period for those shares of Holding Company common stock, will include the stockholder's holding period for the shares of Bank common stock, if they are held as a capital asset at the time of the Reorganization.

       Upon consummation of the Reorganization, no gain or loss will be recognized by the Holding Company or the Bank.

       The receipt of cash by a dissenting stockholder will be a taxable transaction to the dissenting stockholder for federal income tax purposes. The amount of any gain or loss and its character as ordinary or capital gain or loss will be determined in accordance with the applicable provisions of the Internal Revenue Code . In general, if the shares of the Bank's common stock are held by a stockholder as a capital asset at the Effective Date and that stockholder holds, actually or constructively, no other shares which will be converted into the Holding Company's common stock, that stockholder will recognize capital gain or loss measured by the difference between the amount of cash received by the stockholder and the basis of his or her shares.

       This discussion of federal income tax consequences is a summary of general information. The Bank's stockholders are urged to consult their own tax advisors with regard to federal, state and local tax consequences.

Required Regulatory Approvals and Listing of Stock

       The Reorganization must be approved by the SCC and the Federal Reserve must not object to it. An application was filed with the SCC and a notice was sent to the Federal Reserve in April, 2000. Subject to the approval of the SCC and the Federal Reserve raising no objection to the Reorganization and the satisfaction of all other conditions to the Reorganization, including the listing of the Holding Company's common stock on The Nasdaq SmallCap Market, management believes that the Reorganization will be become effective on or about June 30, 2000.

Possible Abandonment of the Reorganization

       Consummation of the Reorganization is subject to obtaining the required stockholder approval and various regulatory approvals and other conditions. The Agreement may be terminated by the unilateral action of the Boards of Directors of the Bank or the Holding Company prior to the approval of the Agreement by the stockholders or by the mutual consent of the respective Boards of Directors of the Bank and the Holding Company after any stockholder group has taken the requisite affirmative action.

Holding Company Stock Options and Dividend Reinvestment Plan

       The Holding Company has adopted stock option plans as described under the headings "Stock Incentive Plan" and "Stock Option Plan for Outside Directors."

       The Holding Company plans to implement a Dividend Reinvestment Plan (the "Dividend Reinvestment Plan") at an appropriate time after completion of the Reorganization. The Dividend Reinvestment Plan will provide each registered holder of the Holding Company's common stock with the option to elect to reinvest dividends in additional shares of the Holding Company without fees of any kind. Shares for the Dividend Reinvestment Plan will be either authorized but unissued shares of the Holding Company or will be purchased on the open market. All stockholders of the Holding Company will be eligible to participate in the Dividend Reinvestment Plan.

Rights of Dissenting Stockholders

       A stockholder of Bank common stock who objects to the Reorganization (a "Dissenting Stockholder") and who complies with the provisions of Article 15 of Title 13.1 of the Virginia SCA ("Article 15") may demand the right to receive a cash payment, if the Reorganization is consummated, for the fair value of his or her stock immediately before the Effective Date, exclusive of any appreciation or depreciation in anticipation of the Reorganization unless such exclusion would be inequitable. In order to receive payment, a Dissenting Stockholder must deliver to the Bank before the vote is taken at the Annual Meeting a written notice of intent to demand payment for his or her shares if the Reorganization is effectuated (an "Intent to Demand Payment") and must not vote his or her shares in favor of the Reorganization. The Intent to Demand Payment should be addressed to Bruce E. Thomas, Vice President and Cashier, Bank of Essex, 323 Prince Street, P. O. Box 965, Tappahannock, Virginia 22560. A VOTE AGAINST THE REORGANIZATION WILL NOT ITSELF CONSTITUTE THE REQUIRED WRITTEN NOTICE AND A FAILURE TO VOTE WILL NOT CONSTITUTE A TIMELY WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT.

       A stockholder of record of Bank common stock may assert dissenters' rights as to fewer than all the shares registered in his or her name only if the stockholder dissents with respect to all shares beneficially owned by any one person and notifies the Bank in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different stockholders. A beneficial holder of Bank common stock may assert dissenters' rights as to shares held on his or her behalf by a stockholder of record only if (i) he or she submits to the Bank the record stockholder's written consent to the dissent not later than the time when the beneficial stockholder asserts dissenters' rights and (ii) he or she dissents with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

       Within 10 days after the Effective Date, the Bank is required to deliver a notice in writing (a "Dissenter's Notice") to each Dissenting Stockholder who has filed an Intent to Demand Payment and who has not voted such shares in favor or the Reorganization. The Dissenter's Notice shall (i) state where the demand for payment (the "Payment Demand") shall be sent and where and when stock certificates shall be deposited; (ii) supply a form for demanding payment; (iii) set a date by which the Bank must receive the Payment Demand; and (iv) be accompanied by a copy of Article 15. A Dissenting Stockholder who is sent a Dissenter's Notice must submit the Payment Demand and deposit his or her stock certificates in accordance with the terms of, and within the time frames set forth in, the Dissenter's Notice. As a part of the Payment Demand, the Dissenting Stockholder must certify whether he or she acquired beneficial ownership of the shares before or after the date of the first public announcement of the terms of the proposed Reorganization (the "Announcement Date"), which was March 31, 2000. The Bank will specify the Announcement Date in the Dissenter's Notice.

       Except with respect to shares acquired after the Announcement Date, the Bank shall pay a Dissenting Stockholder the amount the Bank estimates to be the fair value of his or her shares, plus accrued interest. This payment will be made within 30 days of receipt of the Dissenting Stockholder's Payment Demand. As to shares acquired after the Announcement Date, the Bank is only obligated to estimate the fair value of the shares, plus accrued interest, and to offer to pay this amount to the Dissenting Stockholder conditioned upon the Dissenting Stockholder's agreement to accept it in full satisfaction of his or her claim.

       If a Dissenting Stockholder believes that the amount paid or offered by the Bank is less than the fair value of his or her shares, or that the interest due is incorrectly calculated, the Dissenting Stockholder may notify the Bank of his or her own estimate of the fair value of his shares and amount of interest due and demand payment of such estimate (less any amount already received by the Dissenting Stockholder) (the "Estimate and Demand"). The Dissenting Stockholder must notify the Bank of the Estimate and Demand within 30 days after the date the Bank makes or offers to make payment to the Dissenting Stockholder.

       Within 60 days after receiving the Estimate and Demand, the Bank must either commence a proceeding in the appropriate circuit court to determine the fair value of the Dissenting Stockholder's shares and accrued interest, or the Bank must pay each Dissenting Stockholder whose demand remains unsettled the amount demanded. If a proceeding is commenced, the court must determine all costs of the proceeding and must assess those costs against the Bank, except that the court may assess costs against all or some of the Dissenting Stockholders to the extent the court finds that the Dissenting Stockholders did not act in good faith in demanding payment of the Estimate and Demand.

       The foregoing discussion is a summary of the material provisions of
Article 15. Stockholders are strongly encouraged to review carefully the full text of Article 15, which is included as Exhibit B to this Proxy Statement. The provisions of Article 15 are technical and complex, and a stockholder failing to comply strictly with them may forfeit his or her Dissenting Stockholder's rights. Any stockholder who intends to dissent from the Reorganization should review the full text of those provisions carefully and also should consult with his or her attorney. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to the Bank's stockholders, except as indicated above or otherwise required by law.

       Any Dissenting Stockholder who perfects his or her right to be paid the fair value of his or her shares will recognize gain or loss, if any, for federal income tax purposes upon the receipt of cash for his or her shares. The amount of gain or loss and its character as ordinary or capital gain or loss will be determined in accordance with applicable provisions of the Internal Revenue Code. See "The Proposed Reorganization -- Certain Federal Income Tax Consequences."


                    SIGNIFICANT EFFECTS OF THE REORGANIZATION


Anti-takeover Effects of the Reorganization

       The Holding Company's Articles of Incorporation and Bylaws and the Virginia SCA contain provisions designed to enhance the ability of the Board of Directors to deal with attempts to acquire control of the Holding Company.
These provisions, which are discussed in greater detail below, including the ability of the Board of Directors to issue shares of preferred stock and to set the voting rights, preferences and other terms, the election of the Board of Directors to staggered terms and the removal of directors by stockholders only for cause, may be deemed to have an anti-takeover effect and may discourage takeover attempts which have not been approved by the Board of Directors (including takeovers which certain stockholders may deem to be in their best interest). To the extent that takeover attempts are discouraged, temporary fluctuations in the market price of Holding Company common stock resulting from actual or rumored takeover attempts may be inhibited. These provisions also could discourage or make more difficult a reorganization, tender offer or proxy contest, even though such a transaction may be favorable to the interests of stockholders, and could potentially adversely affect the market price of Holding Company common stock.

       The provisions included in the Holding Company's Articles of Incorporation and Bylaws are not adopted in response to or with knowledge of any takeover attempts or "unfriendly" efforts to gain control of the Bank. The Boards of the Bank and Holding Company propose these provisions in order to provide standard corporate protections common among bank holding companies and in the best interests of current Bank stockholders who will become stockholders of the Holding Company upon consummation of the Reorganization. Provisions providing for staggered Board terms and removal of directors only for cause serve to stabilize the composition of the Board.

       The protective provisions contained in the Holding Company's Articles and Bylaws and provided by the Virginia SCA are summarized in further detail in the sections immediately below. This summary is necessarily general and is not intended to be a complete description of all the features and consequences of those provisions, and is qualified in its entirety by reference to the Holding Company's Articles and Bylaws and the statutory provisions contained in the Virginia SCA.

Virginia Stock Corporation Act; Anti-takeover Provisions

       The Virginia SCA contains provisions governing "Affiliated Transactions." These provisions, with several exceptions discussed below, generally require approval of certain material transactions between a Virginia corporation and any beneficial holder of more than 10% of any class of its outstanding voting shares (an "Interested Stockholder") by a majority of disinterested directors and by the holders of at least two-thirds of the remaining voting shares. Affiliated Transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Stockholder, or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, which increases the percentage of voting shares owned beneficially by an Interested Stockholder by more than 5%.

       For three years following the time that an Interested Stockholder becomes an owner of 10% of the outstanding voting shares, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Stockholder without the approval of two-thirds of the voting shares other than those beneficially owned by the Interested Stockholder, and the approval of a majority of the Disinterested Directors. "Disinterested Director" means, with respect to a particular Interested Stockholder, a member of the Holding Company's Board of Directors who was

     o a member on the date on which an Interested Stockholder became an Interested Stockholder or

     o recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the Board.

After the expiration of the three-year period, the statute requires approval of Affiliated Transactions by two-thirds of the voting shares other than those beneficially owned by the Interested Stockholder.

       The principal exceptions to the special voting requirements apply to transactions proposed after the three-year period has expired and require either that the transaction be approved by a majority of the Holding Company's Disinterested Directors or that the transaction satisfy the fair-price requirements of the statute. In general, the fair-price requirement provides that in a two-step acquisition transaction, the Interested Stockholder must pay the stockholders in the second step either the same amount of cash or the same amount and type of consideration paid to acquire the Holding Company's shares in the first step.

       None of the foregoing limitations and special voting requirements applies to an Interested Stockholder whose acquisition of shares making such person an Interested Stockholder was approved by a majority of the Holding Company's Disinterested Directors.

       These provisions are designed to deter certain types of takeovers of Virginia corporations. The statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Stockholder, a corporation can adopt an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. The Holding Company has not "opted out" of the Affiliated Transactions provisions.

       Virginia law also generally provides that shares of a Virginia corporation acquired in a transaction that would cause the acquiring person's voting strength to meet or exceed any of three thresholds (20%, 33-1/3% or 50%) have no voting rights with respect to such shares unless granted by a majority vote of shares not owned by the acquiring person or any officer or employee-director of the corporation. This provision empowers an acquiring person to require the Virginia corporation to hold a special meeting of stockholders to consider the matter within 50 days of its request. The Board of Directors of a Virginia corporation can opt out of this provision at any time before four days after receipt of a control share acquisition notice.

Comparison of the Rights of Stockholders

       If the proposed Reorganization is consummated, the stockholders of the Bank will become stockholders of the Holding Company. A stockholder's equity interest in the Holding Company will be same as the stockholder's equity interest in the Bank. Following the Reorganization, the rights of the Holding Company's stockholders will be governed by the Virginia SCA and the Holding Company's Articles of Incorporation and Bylaws. A copy of the Articles of Incorporation of the Holding Company is attached as Appendix 1 to Exhibit A to this proxy statement. A copy of the Bylaws of the Holding Company is attached as Appendix 2 to Exhibit A to this proxy statement. The provisions of the Bank's Articles of Incorporation and Bylaws will not apply to the Holding Company's stockholders after the Reorganization.

       Except as described below, stockholders of the Holding Company will have rights and privileges similar to those of stockholders of the Bank. This summary is qualified in its entirety by reference to the Articles of Incorporation and Bylaws of the Bank and the Holding Company and to the Virginia SCA.

       Increase in Authorized Shares of Serial Preferred Stock. The Articles of Incorporation for the Holding Company authorize the issuance of 1,000,000 shares of preferred stock par value $5.00 per share, compared to only 100,000 shares of preferred stock authorized by the Bank's Articles of Incorporation. The Board of Directors of the Holding Company is authorized by the Articles, without stockholder approval, to issue shares of preferred stock in series and to assign preferences, rights and limitations to the shares of preferred stock when they are issued. This authority gives the Board of Directors of the Holding Company flexibility in the structuring and financing of acquisitions and other financial activities. The Holding Company may use the preferred stock to help deter hostile takeover attempts by assigning certain rights and preferences to the preferred stock which could adversely affect the voting power of the holders of Holding Company common stock, thus making it more difficult for a third party to gain control of the Holding Company. No shares of preferred stock will be issued pursuant to the Reorganization and the Boards of Directors of the Holding Company and the Bank do not anticipate that, as of the date hereof, any shares will be issued in the foreseeable future.

       Increase in Authorized Shares of Common Stock. The Articles of Incorporation for the Holding Company authorize the issuance of 10,000,000 shares of common stock, par value $5.00 per share, compared to only 4,000,000 shares authorized by the Bank's Articles of Incorporation. The increased number of shares of common stock for the Holding Company will give the Holding Company greater flexibility to make acquisitions, complete financings, compensate employees and take other corporate actions.

       Staggered Board. The Articles of Incorporation and Bylaws for the Holding Company provide that Directors will serve staggered terms rather than the one year term provided by the Bank's Bylaws. The effect of the staggered terms is described under "-- Anti-takeover Effects of the Reorganization" above.

       Vote for Election of Directors. The Bylaws of the Holding Company provide that those persons properly nominated for election as directors shall be elected by the greatest number of votes cast at the meeting even though they do not receive a majority of the votes cast. The Bank's Bylaws provide that directors may be elected if the votes cast in favor of the nominees exceed the votes cast against the nominees, assuming a quorum is present.

       Removal of Directors. The Bylaws for the Holding Company provide that directors of the Holding Company may be removed only for cause, compared to the Bank's Bylaws which provide that stockholders may remove directors with or without cause. This provision in the Holding Company's Bylaws could deter someone interested in acquiring the Holding Company from removing directors and replacing them with new directors and make it more difficult for stockholders to remove directors they disagree with.

       Committees of the Board. The Bank's Bylaws do not contain specific provisions establishing standing committees of the Board of Directors, but the Bank's Board in practice has established the following standing committees:
Executive Committee, Employment Committee, Expansion Committee, Asset/Liability Committee and Audit/Compliance/Examination Committee. See "Election of Directors -- Board Committees and Attendance." The Holding Company's Bylaws specifically establish these standing committees for the Holding Company Board.

       Business at Meetings. The Holding Company's Bylaws provide that the Chairman has the authority to establish appropriate procedures for conducting stockholders' meetings, including making agendas and setting procedures dismissing business not properly presented, maintaining order, placing limits on the time allotted to questions, placing restrictions on attendance by persons who are not stockholders, restricting entry to meetings, and commencing, conducting and closing voting on any matter. The Bank's Bylaws do not contain similar provisions.

       Stockholder Proposals. The Holding Company's Bylaws provide that stockholders must submit proposals for consideration at meetings in accordance with specified procedures. In order to bring before an annual stockholders meeting of the Holding Company any business which may properly be considered at the meeting and which a stockholder has not sought to have included in the Holding Company's proxy statement, a stockholder must be a stockholder of record both at the time of giving his or her notice of the business to be proposed and at the time of the record date for the meeting. The stockholder must give timely notice which must be received during the month of February of the year in which the meeting is held or not less than 60 days before the date of the meeting if the date of the meeting has been changed by more than 30 days. Each notice must set forth as to each matter: (i) the name and address of the stockholder, as they appear on the Holding Company's stock transfer records,
(ii) the class and number of shares of stock beneficially owned by the stockholder, (iii) a representation that the stockholder is a stockholder of record at the time of giving of notice and intends to appear in person or by proxy at the meeting to present the business specified in the notice, (iv) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct the business and (v) any interest the stockholder may have in the business to be presented. Any stockholder seeking to have a proposal included in the Holding Company's proxy statement for an annual meeting of stockholders must comply with the requirements of the Securities Exchange Act of 1934. The Bank's Bylaws do not contain similar provisions.

       The procedures regarding stockholder proposals will provide the Holding Company's Board of Directors with the information necessary to evaluate a stockholders proposal, as well as the time necessary to consider and evaluate the information in advance of the meeting. The proposal procedures, however, will give the incumbent directors advance notice of a business proposal and make it easier for them to defeat a stockholder proposal, even when the proposing stockholder believes that the proposal is in the best interests of the Holding Company.

       Stockholder Nominations of Directors. The Bylaws of both the Holding Company and the Bank contain provisions governing the submission by stockholders of nominations of persons for election as directors. The provisions are substantially similar except that a stockholder of the Holding Company desiring to submit a nomination must be a stockholder both at the time of the giving of the required stockholder's notice and at the record date for the meeting and the notice must be received during the month of February of the year in which the meeting is held. See "Election of Directors -- Nomination of Directors" for a description of the nomination process contained in the Bank's Bylaws.

       Amendment of Articles of Incorporation. The Holding Company's Articles of Incorporation provide that, except for amendments to Article IV (authorization of the Board of Directors to issue preferred stock in series),
Article VI (staggered terms for the Board) and Section 3.3 (providing for an affirmative vote of more than two-thirds of the votes entitled to be cast at a meeting of stockholders, and more than two-thirds of the votes entitled to be cast by each voting group voting as a separate group, as to any amendment permitting cumulative voting or any amendment designed to reduce the vote required to approve an amendment that would reduce the vote required to approve a merger, statutory share exchange, sale of all or substantially all of the assets of the Holding Company or the dissolution of the Holding Company), amendments to the Holding Company's Articles of Incorporation may be made with the approval of a majority of the votes entitled to be cast at the meeting and by a majority of the votes entitled to be cast by each voting group voting separately. The Bank's Articles of Incorporation do not contain similar provisions and therefore the Virginia SCA requirement that more than two-thirds of the votes entitled to be cast at the meeting and by more than two-thirds of the votes entitled to be cast by each voting group voting separately as to certain significant matters applies. The provision of the Holding Company's Articles of Incorporation permitting a majority vote to amend the Articles of Incorporation are designed to make it easier to obtain stockholder approval for amendments that do not, directly or indirectly, involve a hostile takeover of the Holding Company or similar transaction.

       Indemnification; Limitation of Liability. The Articles of Incorporation of the Holding Company and the Bank contain substantially similar provisions dealing with indemnification of directors. The Holding Company's Articles of Incorporation, however, limit or eliminate liabilities of directors and officers to the corporation or its stockholders, to the maximum extent permitted by law.

       The Holding Company's Articles of Incorporation and Bylaws are otherwise generally similar to those of the Bank except for changes to conform to the matters discussed above and the elimination of specific Bank officers (e.g., cashier) not needed at the Holding Company level.

Historical and Pro Forma Capitalization

       The table below sets forth the capitalization of the Bank as of December 31, 1999 and the pro forma capitalization of the Bank and the Holding Company as adjusted to reflect the consummation of the Reorganization.

                                                                                    BOE Financial Services
                                                         Bank of Essex            Corporation and Subsidiary
                                                  ----------------------------  ------------------------------
                                                     Shares         Amount          Shares          Amount
                                                  ------------  --------------  --------------  --------------
Stockholders' equity at December 31,
 1999:
Preferred stock, $5 par value - Bank of Essex
      Authorized                                       100,000
      Issued and Outstanding                              --      $     --

Preferred stock, $5 par value - Holding Company
       Authorized                                                                    1,000,000
       Issued and Outstanding                                                                     $       --

Common stock, $5 par value - Bank of Essex
       Authorized                                    4,000,000
       Issued and Outstanding                        1,167,790    $ 5,838,950

Common stock, $5 par value -Holding Company
       Authorized                                                                   10,000,000
       Issued and outstanding                                                        1,167,790      5,838,950

Additional paid-in capital                                          4,819,994                       9,892,894
Retained earnings                                                   5,072,900                              --
Accumulated other comprehensive income                               (348,734)                       (348,734)
                                                                  -----------                     -----------
Total stockholders' equity                                        $15,383,110                     $15,383,110
                                                                  ===========                     ===========

Regulation and Supervision

       The Bank currently is subject to regulation and examination by the SCC and the Federal Reserve, and it will continue to be subject to such regulation and examination after the Reorganization. In addition, the Holding Company will be subject to regulation by the Federal Reserve under the BHCA of 1956. The Holding Company also will be under the jurisdiction of the Securities and Exchange Commission and various state securities commissions with respect to matters relating to the offer and sale of its securities. See "Regulation and Supervision" for additional information.


                               THE HOLDING COMPANY

General

       The Holding Company was incorporated under the laws of Virginia on March 20, 2000 at the direction of the Board of Directors of the Bank for the purpose of acquiring all of the outstanding shares of the Bank's common stock.

       The Holding Company is required to submit a notice to the Federal Reserve to become a bank holding company, and an application with the SCC for approval of the proposed Reorganization. The Holding Company has not yet engaged in business activity, and there are no current plans to engage in any activities other than acting as a holding company for the common stock of the Bank.

       The Holding Company owns no properties and therefore, as necessary, will use the Bank's existing premises, facilities and personnel. The Holding Company's needs in this regard are expected to be minimal, and the Holding Company will reimburse the Bank for expenses relating to this use. The Holding Company's offices will be located in the Bank's offices at 323 Prince Street, Tappahannock, Virginia. The Holding Company does not, therefore, contemplate any substantial expenditures for equipment, office space, or additional personnel prior to consummation of the Reorganization or for the foreseeable future.

       After consummation of the Reorganization, the Holding Company will continue to follow the Bank's present policy of paying dividends as and when determined by the Board of Directors after consideration of the earnings, general economic conditions, the financial condition of the business, and other factors as might be appropriate in determining dividend policy. The Holding Company's payment of dividends will be entirely dependent upon the Bank's performance and dividend policy. Also, the Bank is subject to certain limitations under state and federal banking laws with respect to payment of dividends which may adversely affect payment of dividends. However, management does not anticipate that the Reorganization will affect current levels of dividend payments.

       The Holding Company is not a party to any pending legal proceedings before any court, administrative agency or other tribunal. Further, the Holding Company is not aware of any material litigation which is threatened against it or the Bank in any court, administrative agency or other tribunal.

Management and Operations After the Reorganization

       On the effective date of the Reorganization, the Holding Company will become the parent holding company for the Bank.

       The Board of Directors of the Holding Company, after the Reorganization, initially will be comprised of ten members. At the direction of the Board of Directors of the Bank, the incorporator of the Holding Company designated the following persons to serve as the initial directors of the Holding Company up to and following consummation of the Reorganization: Messrs. R. Harding Ball, R. Tyler Bland, III, L. McCauley Chenault, Alexander F. Dillard, Jr., George B. Elliott, Robert F. Hutchinson, George M. Longest, Jr., Philip T. Minor and William Guy Townsend and Mrs. Frances H. Ellis.

       The Board of Directors of the Bank in authorizing the formation of the Holding Company was not aware of any family relationship between any director or person nominated to become a director of the Holding Company; nor was the Board of Directors of the Bank aware of any involvement in legal proceedings which are material in any impairment of the ability or integrity of any director or person nominated to become such director.

       Approval of the Reorganization by the stockholders of the Bank at the Annual Meeting will be deemed to constitute the election of the ten designees as directors of the Holding Company at the Effective Date. The Holding Company Board is divided into three classes and directors are elected to serve staggered three year terms. The classes into which the directors will be divided are as follows:

              Class I                                Class II                               Class III
------------------------------------  --------------------------------------  --------------------------------------
George M. Longest, Jr.                Robert F. Hutchinson                    Philip T. Minor
--------------------------------------------------------------------------------------------------------------------
R. Harding Ball                       L. McCauley Chenault                    Alexander F. Dillard, Jr.
--------------------------------------------------------------------------------------------------------------------
George B. Elliott                     R. Tyler Bland, III                     Frances H. Ellis
--------------------------------------------------------------------------------------------------------------------
                                      William Guy Townsend
--------------------------------------------------------------------------------------------------------------------

       The directors in Class I will serve until the 2001 Annual Meeting of Stockholders of the Holding Company, and the Class II directors and Class III directors will serve until the 2002 and 2003 Annual Meetings, respectively.

       The Board of Directors, officers and employees of the Bank will not change as a result of the Reorganization.

       Following the Reorganization, the Bank will keep its existing name and office locations and will continue to carry on its banking businesses in the same manner as before the Reorganization.

       The ten members of the proposed Holding Company Board currently serve as members of the Board of Directors of the Bank. See "Election of Directors -- Nominees for Election at the 2000 Annual Meeting" for a description of the initial directors' principal occupations for the past five years, their ages, the years in which they were first elected to the Board of Directors of the Bank and the number of shares of Bank common stock beneficially held by each of them.

       George M. Longest, Jr. will serve as President and Chief Executive Officer, and Bruce E. Thomas will serve as Secretary and Treasurer of the Holding Company. See "Election of Directors -- Nominees for Election at the 2000 Annual Meeting" for further information about these individuals and other officers of the Bank.

Indemnification of Directors and Officers

       Similar to the Bank's current Articles of Incorporation, the Holding Company's Articles of Incorporation require indemnification of the directors and officers of the Holding Company to the full extent permitted by the Virginia Stock Corporation Act (the "Virginia Act") as in effect from time to time. The Virginia Act permits a corporation to provide in its articles of incorporation or a stockholder-approved bylaw for the mandatory indemnification of its directors and officers against liability incurred in all proceedings, including derivative proceedings, arising out of their service to the corporation or at the direction of the corporation, to another entity, so long as they have not engaged in willful misconduct or a knowing violation of the criminal law. Accordingly, the Holding Company is required to indemnify its directors and officers and those of the Bank in all such proceedings if they have not violated this standard.

       In addition to the Bank's Articles of Incorporation, the Holding Company's Articles of Incorporation limit or eliminate the liability of the directors and officers of the Holding Company in connection with a derivative or stockholder proceeding. The limitation of liability in the Holding Company's Articles does not apply in the event the director or officer has engaged in willful misconduct or a knowing violation of the criminal law or a federal or state securities law. See "Significant Effects of the Reorganization -- Comparison of the Rights of Stockholders."

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Holding Company pursuant to the foregoing provisions, the Holding Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Market for Holding Company Common Stock

       The Bank's Common Stock is listed and traded on The Nasdaq SmallCap Market under the symbol "BSXT." The Holding Company is applying for listing of its common stock on The Nasdaq SmallCap Market, and listing of the Holding Company's common stock is a condition to the completion of the Reorganization.

       The following table sets forth the high, low and closing sales prices of the Bank's common stock as shown on The Nasdaq SmallCap Market for the periods indicated.

           2000             High          Low          Closing
           ----             ----          ---          -------

First Quarter (through
April 10, 2000)            $15.00        $11.00         $11.19

           1999             High          Low          Closing
           ----             ----          ---          -------

Fourth Quarter             $15.00        $13.00         $14.00
Third Quarter               16.50         14.00          15.00
Second Quarter              18.50         14.75          15.75
First Quarter               18.50         15.63          15.81

           1998             High          Low          Closing
           ----             ----          ---          -------

Fourth Quarter             $20.00        $15.75         $18.50
Third Quarter               23.00         17.50          18.25
Second Quarter              24.00         22.00          22.25
First Quarter               22.00         18.50          22.00



       The closing price of the Bank's common stock on The Nasdaq SmallCap Market on March 30, 2000 the last full trading day before the public announcement of the proposed transaction, was $13.00 per share.

Description of Capital Stock

       Stockholders of Holding Company common stock will be entitled to one vote per share on all matters submitted to stockholders. Stockholders will not possess cumulative voting rights or preemptive rights for the purchase of additional shares. Holding Company stockholders will be entitled to receive dividends as may be declared by the Board of Directors and, in the event of liquidation or dissolution, to receive the net assets of the Holding Company in proportion to their respective holdings.

       The Holding Company will be authorized to issue 10,000,000 shares of common stock, par value $5.00 per share. The shares of Holding Company common stock issued upon the consummation of the Reorganization will be fully paid and nonassessable when issued.

       Additionally, the Holding Company will be authorized to issue 1,000,000 shares of preferred stock, par value $5.00 per share in series. The Board of Directors is authorized pursuant to the Articles of Incorporation of the Holding Company (see Appendix I to Exhibit A attached hereto) to assign preferences, rights and limitations to the shares of preferred stock when they are issued. This authority gives the Board of Directors of the Holding Company flexibility in the structuring and financing of acquisitions and other financial activities. The Holding Company will also be able to use the preferred stock to help deter hostile takeover attempts by assigning certain rights and preferences to the preferred stock that will make it more difficult for a third party to gain control of the Holding Company.

       There are currently no plans nor do the Boards of Directors of the Holding Company or Bank anticipate any need to issue shares of preferred stock of the Holding Company in the foreseeable future following the Reorganization.

       See "Significant Effects of the Reorganization -- Comparison of the Rights of Stockholders" for a discussion of the similarities and differences between the rights and privileges of the stockholders of the Holding Company and the Bank.


                                  BANK OF ESSEX

Business

       The Bank of Essex is a Virginia banking corporation established in 1926 and headquartered in Tappahannock, Virginia. The Bank operates six full-service offices in Virginia, engages in a general commercial banking business and provides a wide range of financial services primarily to individuals and small businesses, including individual and commercial demand and time deposit accounts, commercial and consumer loans, travelers checks, safe deposit box facilities, investment services and fixed rate residential mortgages.

       The Bank's strategic plan is directed toward the enhancement of its franchise value and operating profitability by increasing its asset size and expanding its customer base. Accordingly, the Bank expanded into rapidly growing Hanover County, in 1992, purchased the Bank's fifth branch office in West Point, Virginia from a regional bank in February 1996 and in June 1999 opened its sixth office in Henrico County near Virginia Center Commons. The Hanover County branch has experienced the strongest growth of the Bank's branches. Hanover County's population has grown rapidly, approximately 29% since 1990, versus a growth rate of approximately 9.7% for the Commonwealth of Virginia over the same period. Additionally, strong population growth is projected to continue in Hanover and Henrico counties.

       Management believes that its most important profitable growth opportunities will continue to be in the greater Richmond metropolitan area. Furthermore, management believes that the trend toward consolidation of the banking industry and the closings and acquisitions of financial institutions in the Bank's service area, and in particular the Richmond metropolitan area, have created and will continue to create opportunities for the Bank to grow its branching network and customer base in these markets.

       In furtherance of its expansion strategy, the Bank recently opened its newest office near Virginia Center Commons on Route 1 in Henrico County. Virginia Center Commons is one of the largest shopping malls in the

Richmond metropolitan area with five anchor stores. The Virginia Center Commons area is a rapidly growing commercial and residential market. This expansion is expected to continue.

       The Bank's expansion efforts have contributed to its growth and improved profitability. Total assets have increased from $70.6 million at the end of 1992 to $167.3 million at December 31, 1999, representing a compound growth rate of 13.3%. Net income has grown at a compound growth rate of 14.9% since 1992. Net income for 1999 was $1,404,000, up 3.2% compared to $1,361,000 for the same period in 1998. Earnings per share for 1999 was $1.20, up from $1.17 for 1998. The Bank's return on assets declined from 1.00% to .90% and return on equity declined from 9.29% to 9.14% during 1999. Earnings were affected by a 14.7% growth in assets and offset by start up expense of several new lines of business and the cost associated with opening a new office at mid year.

       The Bank has experienced strong loan growth during the last five years. Loan growth has come principally from floating rate commercial loans and mortgage loans, which has served to mitigate the Bank's interest rate risk. Despite the strong growth in the Bank's loan portfolio, the level of non-performing assets has remained low.

Credit Policies

       The Bank follows written policies and procedures to enhance management of credit risk. The loan portfolio is managed under a specifically defined credit process. This process includes formulation of portfolio management strategy, guidelines for underwriting standards and risk assessment, procedures for ongoing identification and management of credit deterioration, and regular portfolio reviews to estimate loss exposure and ascertain compliance with the Bank's policies. Lending authority is granted to individual lending officers with the current highest limit being $250,000 for either secured or unsecured loans. An Officer's Loan Committee of the Bank compromised of five loan officers can approve credits of up to $500,000. Approval of such credits requires a majority vote of the Loan Committee. The Executive Committee of the Board of Directors of the Bank, meeting monthly, can approve loans up to $750,000. All other loans must be approved by the Board of Directors.

       The Bank's management generally requires that secured loans have a loan-to-value ratio of 85% or less. Management believes that when a borrower has significant equity in the assets securing the loan, the borrower is less likely to default on the outstanding loan balance.

       A major element of credit risk management is diversification. The Bank's objective is to maintain a diverse loan portfolio to minimize the impact of any single event or set of circumstances. Concentration parameters are based on factors of individual risk, policy constraints, economic conditions, collateral and product type.

       Lending activities include a variety of consumer, real estate and commercial loans with a strong emphasis on serving the needs of customers within the Bank's market territory. Consumer loans are made primarily on a secured basis in the form of installment obligations or personal lines of credit. The focus of real estate lending is single family residential mortgages, but also includes home improvement loans, construction lending and home equity lines of credit. Commercial lending is provided to businesses seeking credit for working capital, the purchase of equipment and facilities and commercial development.

Market Area

       The Bank's six offices serve a diverse market from the edge of the City of Richmond in Hanover and Henrico Counties to Tappahannock, Virginia on the Rapphannock River in Essex County. From suburban Hanover and Henrico Counties, the market area is primarily rural along Route 360 through King William and King and Queen counties into Essex County. The Bank's management believes Route 360 is a developing growth corridor from Richmond to the east. Tappahannock is approximately 40 miles from downtown Richmond and about one hour from Fredericksburg. Through its Tappahannock branches, the Bank also serves the central portion of the Northern Neck of Virginia. Through its West Point office, the Bank serves portions of the Middle Peninsula of Virginia.

       Because the Bank's market area has historically been rural, many business activities are related to the agricultural and forest products industries. However, the Bank's expansion strategy has been directed at higher growth markets with concentrations of retail commerce and light industry, which has created a more balanced market.

Competition

       Within the Richmond and Northern Neck areas, the Bank operates in a highly competitive environment, competing for deposits and loans with commercial banks, savings and loans and other financial institutions, including non-bank competitors, many of which possess substantially greater financial resources than those available to the Bank. Certain of these institutions have significantly higher lending limits than the Bank. In addition, there can be no assurance that other financial institutions, with substantially greater resources than the Bank, will not establish operations in the Bank's service area.

       In Essex County, the Bank commands 38.7% of the market, according to the most recently available survey of deposits by the FDIC (June 30, 1999) and is the second largest bank headquartered in Essex County. Serving the middle portion of King William County, the branches at Central Garage and West Point have experienced steady growth, reaching 20.7% of the King William County market while competing with previously established branches. The Bank's office located on Route 360 in eastern Hanover County, east of Mechanicsville, has experienced strong growth while competing against other community banks and established offices of statewide banks in the vicinity.

Properties

       The principal office of the Bank is located at 323 Prince Street, Tappahannock, Virginia 22560. The Bank has operated a branch in the Tappahannock Towne Center in Tappahannock since 1981. In November 1988, the Bank opened its King William Office at Central Garage near Manquin in King William County. The fourth facility, the East Hanover Office, opened in August 1992, on Route 360 east of Mechanicsville in Hanover County. In February 1996, the Bank opened its fifth office in West Point, Virginia in King William County. In June 1999, the Bank opened its sixth office in Henrico County near Virginia Center Commons. This office houses other lines of business such as the commercial department, fixed rate mortgages and investment services. In June 1990, the Bank purchased several acres of land in Tappahannock, Virginia, which may be the future site of the executive offices of the Bank and the Holding Company. The Bank owns all of its properties.

Employees

       At December 31, 1999, the Bank had 69 full-time equivalent employees. None of its employees is represented by any collective bargaining unit. The Bank considers relations with its employees to be good.

Legal Proceedings

       In the course of its operations, the Bank is a party to various legal proceedings. Based upon information currently available, and after consultation with its general counsel, management believes that such legal proceedings, in the aggregate, will not have a material adverse effect on the Bank's business, financial position or results of operation.

Principal Officers

       Set forth below is certain information with respect to the Bank's principal executive officers:

       Robert E. Davis, 62, has been a Senior Vice President of the Bank since 1992, and a Vice President of the Bank since 1990.

       Bonnie S. Courtney, 46, is Vice President of Operations. Mrs. Courtney has held various positions with the Bank since 1981.

       Suzanne S. Rennolds, 50, is Vice President, Human Resources, Branch Administration and has been employed by the Bank since December 1980.

       Jack M. Robeson, 51, is Vice President, Commercial Lending and has been employed by the Bank since January 1996. From 1973 to 1995, Mr. Robeson was a commercial lender at NationsBank.

       Bruce E. Thomas, 36, is Vice President, Cashier and Corporate Secretary and has been employed by the Bank since October 1990.

       Terrell D. Vaughan, 53, is Vice President of the Bank and has been employed by the Bank since April 1, 1998. Prior to that time, Mr. Vaughan had been a commercial lender and business development officer at Hanover Bank for at least five years.

       Information on George M. Longest, Jr., the President and Chief Executive Officer of the Bank, is set forth below under "Election of Directors -- Nominees for Election at the 2000 Annual Meeting."

Description of Capital Stock

     The capital stock of the Bank consists of its common stock, par value $5.00 per share, of which 4,000,000 shares are authorized and 1,167,790 shares were issued and outstanding as of December 31, 1999, and its preferred stock, par value $5.00 per share, of which 100,000 shares are authorized and no shares are issued and outstanding.

     The holders of Bank common stock are entitled to dividends, out of funds legally available therefore, when and as declared by the Board of Directors. Holders of Bank common stock are entitled to one vote for each share held. Holders do not possess cumulative voting rights in the election of directors.

     The outstanding shares of the Bank's common stock are fully paid and nonassessable.

     The Bank acts as its own transfer agent for its common stock and plans to act as transfer agent for the Holding Company's common stock.

     The Bank furnishes its stockholders with annual reports which contain audited consolidated financial statements for the Bank and summary financial information for the required periods.

     See "Significant Effects of the Reorganization -- Comparison of the Rights of Stockholders" for a discussion of the similarities and differences between the rights and privileges of the stockholders of the Holding Company and stockholders of the Bank.


                              ELECTION OF DIRECTORS

     The following persons are nominated to serve as directors of the Bank until the next annual meeting of stockholders and until their successors have been duly elected. Each nominee has agreed to serve if elected. The shares represented by proxies will be voted as specified by the stockholder. If the stockholder does not specify his or her choice, the shares will be voted in favor of the election of the nominees listed on the proxy card, except that in the event any nominee should not continue to be available for election, such proxies will be voted for the election of such other persons as the Board of Directors may recommend. As of the date of this Proxy Statement, the Board of Directors has no reason to believe that any of the nominees named below will be unable or unwilling to serve.

Nominees for Election at the 2000 Annual Meeting

       R. Harding Ball                  Frances H. Ellis
       R. Tyler Bland, II  I            Robert F. Hutchinson
       L. McCauley Chenault             George M. Longest, Jr.
       Alexander F. Dillard, Jr.        Philip T. Minor
       George B. Elliott                William Guy Townsend

       George M. Longest, Jr., 39, became President and Chief Executive Officer of the Bank on January 1, 1999, when Earl R. Johnston retired from these positions with the Bank. Prior to assuming his present position, Mr. Longest had been Senior Vice President and Senior Loan Officer since February 1989. Mr. Longest has served as a director of the Bank since 1999.

       R. Harding Ball, 55, has been President of Ball Lumber Co., Inc. for more than five years. Mr. Ball has served as a director of the Bank since 1999.

       R. Tyler Bland, III, 56, has been President and agent for Tidewater Realty since 1996. From 1984 to 1996, Mr. Bland was the owner of Tidewater Insurors. Mr. Bland has served as a director of the Bank since 1996.

       L. McCauley Chenault, 48, has been an attorney with Chenault Law Offices for more than five years. Mr. Chenault has served as a director of the Bank since 1987.

       Alexander F. Dillard, Jr., 61, has been a partner in the law firm of Dillard & Katona for more than five years. Mr. Dillard has served as a director of the Bank since 1982.

       George B. Elliott, 65, is a real estate developer and consultant and was President of Brooks & Elliott, Inc., a building contractor, until his retirement on December 31, 1999. He had been President of that company for more than five years. Mr. Elliott has served as a director of the Bank since 1982.

       Frances H. Ellis, 55, has operated a landscaping business and a catering business since her retirement as Treasurer of the County of Essex. She served as Treasurer of the County from 1998 until 1999. Mrs. Ellis has served as a director of the Bank since 1995.

       Robert F. Hutchinson, 67, is serving as Acting Chairman of the Board of the Bank. He has been a farmer and President of Hutchinson & Hutchinson, Inc. for more than five years. Mr. Hutchinson has serviced as a director of the Bank since 1980.

       Philip T. Minor, 65, has been a partner in Philip Minor Farms for more than five years. Mr. Minor has served as a director of the Bank since 1974.

       William Guy Townsend, 64, has been the owner of Prestley Farm Nursery, Manquin, Virginia, for more than five years. Mr. Townsend has served as a director of the Bank since 1987.

                   THE BOARD RECOMMENDS THAT THE STOCKHOLDERS
           VOTE "FOR" EACH OF THE NOMINEES FOR ELECTION AS DIRECTORS.

Board Committees and Attendance

       The Board of Directors of the Bank has five standing committees: the Executive Committee, the Employment Committee, the Expansion Committee, the Asset/Liability Committee and the Audit/Compliance/Examination Committee.

       Executive Committee. The Executive Committee is composed of Messrs. Longest and Hutchinson, as permanent members, and two other members of the Board who rotate quarterly. The rotating members were Messrs. Bland and Dillard for the first quarter of 1999, Messrs. Ball and Chenault for the second quarter of 1999, Messrs. Elliott and Minor for the third quarter of 1999 and Mr. Townsend and Mrs. Ellis for the fourth quarter of 1999. The Executive Committee is charged with counseling management on current practices, approving loans not in excess of $750,000, either secured or unsecured, and reviewing all loans made and accounts opened. The Executive Committee met 11 times in 1999.

       Employment Committee. The Employment Committee is composed of Messrs. Hutchinson, Bland, Chenault, Dillard, Longest and Mrs. Ellis. The Employment Committee makes recommendations concerning salaries, benefits and incentive compensation for officers and employees of the Bank. The Employment Committee met two times in 1999.

       Expansion Committee. The Expansion Committee is composed of Messrs. Chenault, Dillard, Elliott, Longest and Minor and is charged with reviewing plans for growth, monitoring the marketplace for developing areas for future branch sites and tracking any ongoing construction. The Expansion Committee met once in 1999.

       Asset/Liability Committee. The Asset/Liability Committee is composed of Messrs. Minor, Ball, Elliott, Longest and Townsend. The Asset/Liability Committee reviews the Bank's current financial position, monitors interest rate trends and risks and oversees management of the securities portfolio and funds management practices. The Asset/Liability Committee met four times in 1999.

       Audit/Compliance/Examination Committee. The Audit/Compliance/Examination Committee is composed of Mrs. Ellis and Messrs. Ball, Longest, Townsend and Bland and is charged with evaluating the accounting and control procedures and practices of the Bank. The Audit/Compliance/Examination Committee also serves as a direct liaison with the Company's independent public accountants and recommends the selection or discharge of such accountants. The Audit/Compliance/Examination Committee met three times in 1999.

       The Board meets at least once per month. There were 13 regularly scheduled meetings during 1999. All directors attended 75% or more of the aggregate of the total number of meetings held by the Board and all committees of the Board on which they served.

Compensation of the Board

       Directors of the Bank are paid an annual retainer of $2,400, plus $200 for attendance at each meeting of the Board and $100 for attendance at each committee meeting. Directors are also reimbursed for reasonable expenses incurred to attend Board and committee meetings. Employees of the Bank serving as directors or committee members do not receive any separate compensation for committee meetings attended.

Nomination of Directors

       In accordance with the Bank's Bylaws, a stockholder who is interested in nominating a person to the Board should submit to the President of the Bank written notice of his or her intent to make such a nomination. To be timely, a stockholder's notice must be given, on or before January 15th of the year in which the annual meeting is held. The contents of the notice must contain (i) the name and address of the stockholder intending to make the nomination; (ii) the name, address and principal occupation of the proposed nominee; (iii) a representation that the stockholder is entitled to vote on the election of directors and intends to appear in person at the meeting to nominate the person or persons specified in the notice; and (iv) the written consent of each proposed nominee to serve as a director if elected. At the Annual Meeting, the Chairman may refuse to acknowledge the nomination of any person not made in accordance with these procedures.

Section 16(a) Beneficial Ownership Reporting Compliance

       The Securities Exchange Act of 1934, as amended, requires the Bank's directors, officers and any persons owning more than 10% of the common stock to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon its review of the copies of the Forms 3, 4 and 5 received by it, and written representations from certain persons that no Forms 5 were required to be filed by those persons, the Bank believes that all directors and officers complied with these filing requirements.

Indebtedness and Other Transactions

       Certain directors and executive officers of the Bank, members of their immediate families and corporations, partnerships and other entities with which such persons are associated are customers of the Bank. As such, they had transactions in the ordinary course of business with the Bank during 1999 and will have additional transactions with the Bank in the future. All loans and commitments to lend included in such transactions were made in the ordinary course of business and upon substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involved more than the normal risk of collectibility or presented other unfavorable features. At December 31, 1999 and December 31, 1998, loans from the Bank to all executive officers and directors, their immediate families and/or affiliated companies in which they are principals amounted to approximately $2,832,103 and $2,561,244, respectively. These amounts represented approximately 18.4% and 17.1% of the total equity capital of the Bank as of December 31, 1999 and December 31, 1998, respectively. During 1999 and 1998, no lending relationship between the Bank and any one of its executive officers or directors, their immediate families and/or corporations or other entities in which they are principal stockholders, exceeded 15% of the Bank's total equity capital.

       Regulation O promulgated by the Federal Reserve Board and the provisions of the Federal Deposit Insurance Corporation Act of 1991 impose limitations on the amount of credit that may be extended by a state bank, such as the Bank, to its directors, executive officers and related persons. Management believes it is in compliance with these limitations.

       Chenault Law Offices serves as counsel to the Bank. L. McCauley Chenault, a principal of Chenault Law Offices, is a director of the Bank.

       The law firm of Dillard & Katona also serves as counsel to the Bank. Alexander F. Dillard, Jr., a partner in the firm, is a director of the Bank.


                         OWNERSHIP OF BANK COMMON STOCK

     The following table sets forth, as of March 10, 2000, certain information with respect to the beneficial ownership of Bank common stock held by each director and nominee and each executive officer named in the Summary Compensation Table below, and by the directors and all executive officers of the Bank as a group.

     As of March 10, 2000, no stockholder of the Bank beneficially owned 5% or more of Bank common stock.


                                Amount and Nature of Beneficial
Name(1)                                  Ownership(2)                   Percent of Class
-------                                  ------------                   ----------------

Named Executive Officers:
George M. Longest, Jr..(3)                   3,400                              *
Directors:
Alexander F. Dillard, Jr.(4)                18,056                              *
Philip T. Minor(5)                          11,700                              *
R. Tyler Bland, III(6)                       9,450                              *
Robert F. Hutchinson (7)                     9,154                              *
Frances H. Ellis(8)                          4,514                              *
George B. Elliott(9)                         3,096                              *
William Guy Townsend(10)                     2,734                              *
L. McCauley Chenault                         2,500                              *
R. Harding Ball                              2,000                              *

All Directors and Executive
 Officers as a group (16                    70,752                             6.1%
 persons)

 ______________________________

* Percentage of ownership is less than 1% of the outstanding shares of common stock of the Bank.
** Mr. Longest is also a nominee for director of the Bank. He was appointed director in February, 1999 to fill the vacancy resulting from Mr. Johnston's retirement.
(1) The address of each stockholder is c/o Bank of Essex, 323 Prince Street, Tappahannock, Virginia 22560.
(2) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as adopted by the Federal Reserve Board, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days. Under those rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she disclaims any beneficial interest.
(3) Includes 400 shares held for Mr. Longest's children and 2,100 shares held jointly with his spouse.
(4) Includes 11,606 shares owned by Dillard Associates, P.C. Pension Trust, of which Mr. Dillard is the sole beneficiary, and 200 shares held by Mr. Dillard's spouse.
(5)  Includes 500 shares held by Mr. Minor's spouse.
(6) Includes 1,100 shares held by Mr. Bland's spouse and 3,400 shares held in a family trust.
(7)  Includes 185 shares held by Mr. Hutchinson's spouse.
(8)  Includes 132 shares held by Mrs. Ellis' spouse.
(9)  Includes 800 shares held by Mr. Elliott's spouse.
(10) Includes 300 shares held by Mr. Townsend's spouse.

                             EXECUTIVE COMPENSATION

Compensation of Executive Officers

        The following table presents an overview of executive compensation awarded, earned or paid during 1999, 1998 and 1997 to George M. Longest, Jr., the Bank's President and Chief Executive Officer in 1999. No executive officer of the Bank had compensation for 1999 in excess of $100,000.

                           Summary Compensation Table


                                                          Annual Compensation
                                                          -------------------
                                                                                 All Other
Name and Principal Position         Year          Salary         Bonus        Compensation(2)
---------------------------         ----          ------         -----        ---------------
George M. Longest, Jr.(1)           1999         $75,000           $165         $   4,866
  President and Chief Executive     1998         $58,300           $165         $4,341.80
  Officer                           1997         $45,000           $165         $3,873.96


__________________________________________________
(1) Mr. Longest became President and Chief Executive Officer of the Bank effective January 1, 1999. Earl R. Johnston retired as President and Chief Executive Officer of the Bank on December 31, 1998.
(2) Of this amount, $1,500, $1,166.40 and $900 represents the Bank's contribution to Mr. Longest's account under the Bank's 401(k) plan for 1999, 1998 and 1997, respectively, and $3,366, $3,175.80 and $2,973.96 represents contributions by the Bank to a flexible dollars program to be used to purchase basic health care and life insurance for 1999, 1998 and 1997, respectively.

Employee Benefit Plans

Retirement Plan

        The Bank participates in the Virginia Bankers Association Master Defined Benefit Pension Plan (the "Retirement Plan"), a defined benefit pension plan qualified under the Internal Revenue Code of 1986, as amended (the "Code"). The annual retirement benefit is the sum of (1) 1.60% of "Average Annual Compensation" (highest five consecutive calendar years' W-2 compensation) multiplied by years of service up to a maximum of 20 years, (2) 0.75% of Average Annual Compensation multiplied by years of service in excess of 20 years up to a maximum of 35 years, and (3) 0.75% (reduced to 0.70% or 0.65%, depending upon the participant's Social Security retirement age) of Average Annual Compensation in excess of Covered Compensation multiplied by years of service up to a maximum of 35 years. "Covered Compensation" is the average of the Social Security taxable wage bases for the calendar year period ending with the last day of the calendar year preceding the calendar year in which the participant attains his or her Social Security retirement age.

        The following table shows the estimated annual pension benefit payable to a covered participant at normal retirement age under the Retirement Plan for employees of the Bank.

                               Pension Plan Table


                                                     Years of Service
                       -----------------------------------------------------------------------------------
       Average
     Compensation         15              20                 25                 30                  35
     ------------         --              --                 --                 --                  --

         $25,000       $ 6,045         $ 8,060            $ 9,013            $ 9,965             $10,918
         50,000         14,858          19,810             22,638             25,465              28,293
         75,000         23,670          31,560             36,263             40,965              45,668
         100,000        32,483          43,310             49,888             56,465              63,043
         125,000        41,295          55,060             63,513             71,965              80,418
         150,000        50,108          66,810             77,138             87,465              97,793

      As of December 31, 1999, Mr. Longest's average annual compensation for purposes of the pension plan was $50,940 and he had been credited with 11 years of service.

Supplemental Income Plan

      The Bank has a Supplemental Income Plan (the "Supplemental Plan") under which some executive officers of the Bank, but not Mr. Longest, are entitled to receive certain death and retirement benefits if they remain employed by the Bank until such death or retirement. All benefits under the Supplemental Plan are paid over a 15-year period following death or retirement. The lives of the executive officers covered by the Supplemental Plan have been insured for amounts sufficient to discharge the obligations thereunder.

Director Deferred Compensation Plan

      The Bank has a Director Deferred Compensation Plan (the "Deferred Compensation Plan") pursuant to which certain directors agreed to defer receipt of Board of Directors fees earned during a 10-year deferral period beginning in 1993. The deferred fees are payable monthly under the Deferred Compensation Plan at the later of the end of the 10-year deferral period or the director attaining the age of 65. Payments are made over a 10-year period to the director or his or her designated beneficiary, and in the event of death prior to any payments being made, there is a provision for a pre-payout death benefit to the designated beneficiary. In 1996, the Bank added a defined contribution plan to the Deferred Compensation Plan. At December 31, 1999, Mr. Longest's deferred Board of Director's fees under the Deferred Compensation Plan totaled $2,400.

401(k) Plan

      The Bank has a thrift savings plan qualified under Section 401(k) of the Code (the "401(k) Plan"). Employees over the age of 21 are eligible to begin participation in the 401(k) Plan the January 1 or July 1 following completion of six months of employment. Employees may contribute up to 15% of their base compensation before tax. Each year a decision is made about the level and amount of the Bank's matching contribution based on the Bank's profits. Currently, when an eligible employee contributes up to 4% of his or her base compensation before tax, the Bank contributes a 2% match. Employees may contribute an additional 11%, up to a maximum of $9,500 for 1999, of his or her base compensation before tax. In 1999, the Bank contributed $1,500 in matching funds to Mr. Longest's account and $28,384 in the aggregate to the accounts of all 401(k) Plan participants.


                              STOCK INCENTIVE PLAN

      The BOE Financial Services of Virginia, Inc. Stock Incentive Plan (the "Stock Incentive Plan") which has been established by the Holding Company, will be administered by Employment or the Compensation Committee of the Board of Directors of the Holding Company. A copy of the Stock Incentive Plan is attached as Appendix 3 to Exhibit A to this Proxy Statement. Stock options (both incentive stock options and nonstatutory stock options) and restricted stock may be granted under the Stock Incentive Plan. All employees and future employees of the Holding Company, the Bank and any other subsidiaries will be eligible to receive awards under the Stock Incentive Plan if the Employment or Compensation Committee determines that they have contributed or can be expected to contribute to the success of the organization. 100,000 authorized but unissued shares of common stock of the Holding Company have been reserved for issuance under the Stock Incentive Plan. The Employment or Compensation Committee may provide that upon a change of control, the options will become fully exercisable or that the restrictions on restricted stock will lapse. If not sooner terminated by the Board of Directors, the Stock Incentive Plan will terminate on January 1, 2010.


                    STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

      The Holding Company has adopted a stock option plan for outside directors (the "Directors Plan"). A copy of the Directors Plan is attached hereto as Appendix 4 to Exhibit A to this Proxy Statement. Options granted under the Directors Plan will be nonstatutory stock options. All directors who are not full-time employees of the Holding Company or a subsidiary will automatically receive options under the Directors Plan as determined by the Board immediately before the Reorganization is consummated.

      Stock options issued under the Directors Plan will be exercisable for ten years after the date of grant, with certain exceptions. If the option holder ceases to be a member of the Board because of death or disability, the options will be exercisable until the earlier of two years after the date the option holder ceases to be a member of the Board or ten years after the date of grant. If the option holder ceases to be a member of the Board for any other reason, the options will be exercisable until the earlier of three months after the option holder ceases to be a member of the Board or ten years after the date of the grant. If the option holder dies after he or she ceases to be a member of the Board but within the period during which his options are still exercisable, the options may be exercised by his or her legatees, distributees or the personal representative of his or her estate until the earlier of two years after the option holder ceases to be a member of the Board or ten years after the date of grant.

      Options generally will not be transferable and will be exercisable during the lifetime of the option holder only by the option holder or the option holder's legal representative. However, the option holder may transfer, for no consideration, options to a member of his or her immediate family, to a trust or trusts for the benefit of a member of his or her immediate family, to a partnership, limited liability company or other entity where the only interest holders are members of the options holder's immediate family.

      The purchase price of each share of common stock covered by an option will be equal to its fair market value on the date the option is granted. 10,000 shares of common stock of the Holding Company will be reserved for issuance under the Directors Plan. If not sooner terminated by the Board of Directors, the Directors Plan will terminate on January 1, 2010.


                        EMPLOYMENT CONTINUITY AGREEMENTS

      The Holding Company plans to, directly or through the Bank, enter into employment continuity agreements (the "Continuity Agreements") with each of George M. Longest, Jr., Bruce E. Thomas, Robert E. Davis, Jack M. Robeson, Terrell D. Vaughan, Suzanne S. Rennolds and Bonnie S. Courtney (the "Executives" or an "Executive") in order to secure their continued services and enable them to devote their full efforts to the Holding Company and the Bank in the event of a change of control of the Holding Company. A copy of the form of the Continuity Agreement is attached as Appendix 5 to Exhibit A to this Proxy Statement. Under the Continuity Agreements, each Executive will be entitled to a certain salary continuance benefits, welfare continuance benefits and outplacement services if the Holding Company terminates his or her employment for any reason other than cause, or if the Executive terminates for certain specific reasons, set forth below, within two years following a change of control.

      The salary continuance benefit is an amount equal to two times, in the case of Messrs. Longest and Thomas, and one time, in the case of the other Executives, the sum of the Executive's base salary in effect as of the change of control plus the maximum cash bonus payable to him or her. If the Executive applies for or accepts employment with the Holding Company within five years of his termination of employment, the Executive is required to repay to the Holding Company the entire amount of the salary continuance benefit.

      Under the welfare continuance benefit, the Executive and his dependents will continue be covered, for a one year period following the Executive's termination of employment, under all welfare plans in which the Executive and his dependents were participating prior to the date of termination. Welfare plans include any health or dental plans, disability plans, survivor income plans or life insurance plans maintained by the Holding Company. The Holding Company will pay all or a portion of the costs of the benefit on the same basis as is applicable to active employees. The welfare continuance benefit will cease if the Executive obtains coverage under one or more welfare plans of a subsequent employer and that provide equal or greater benefits to the Executive and his dependents.

      The outplacement services provided for under the Continuity Agreements include job search and interview skill services. The services will be provided by a regionally recognized outplacement organization selected by the Executive with approval of the Holding Company. The services are available for up to one year after the Executive's termination of employment.

      In order for the Executive to be entitled to receive benefits in the case of a voluntary termination of employment, he or she must voluntarily terminate employment within two years following a change of control of the Holding Company for one of the following reasons: (a) a decrease in his or her aggregate base salary and incentive bonus opportunity or a significant reduction in the amount of additional benefits or perquisites provided to him or her as of the date of the change of control, (b) a decrease in his or her authority, duties or responsibilities as determined as of the date of the change of control, or (c) the assignment of duties to him or her that are inconsistent with his or her duties and responsibilities as of the change of control. The Executive must initiate the termination and must terminate employment within 90 days of one of these events in order to be entitled to benefits. Benefits will not be payable if the action is isolated, insubstantial or inadvertent and not taken in bad faith, and remedied by the Holding Company within 15 days after receipt of notice thereof given by the Executive.

      A change of control of the Holding Company will be deemed to occur if any person or group becomes a beneficial owner of 20% or more of the combined voting power of the Holding Company's outstanding securities that may be cast for election of directors, other than as a result of an issuance of securities initiated by the Holding Company or open market purchases approved by the Board, so long as the majority of the Board approving the purchases is also the majority at the time the purchases are made, or, if as a direct or indirect result of, or in connection with, a cash tender or exchange offer, merger or other business combination, sale of assets, or contested election, the directors constituting the Board before any such transactions cease to constitute a majority of the Board or its successor's board within two years of the last of such transactions.

      In return for payment of benefits under the Continuity Agreements, each Executive agrees to execute a written release, in such form as provided by the Holding Company, of any and all claims the Executive may have against the Holding Company.


                           REGULATION AND SUPERVISION

     Bank holding companies and banks operate in a highly regulated environment and are regularly examined by federal and state regulators. The following description briefly discusses certain provisions of federal and state laws and certain regulations and the potential impact of such provisions on the Holding Company and the Bank. These federal and state laws and regulations have been enacted for the protection of depositors in national and state banks and not for the protection of stockholders of bank holding companies or banks.

Bank Holding Companies

     As a result of the Reorganization, the Bank will become a subsidiary of the Holding Company, and the Holding Company must register as a bank company Holding Company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and become subject to regulation by the Federal Reserve. The Federal Reserve has jurisdiction under the BHCA to approve any bank or nonbank acquisition, merger or consolidation proposed by a bank holding company. The BHCA generally limits the activities of a bank holding company and its subsidiaries to that of banking, managing or controlling banks, or any other activity which is so closely related to banking or to managing or controlling banks as to be a proper incident thereto.

     Federal law permits bank holding companies from any state to acquire banks and bank holding companies located in any other state. The law allows interstate bank mergers, subject to "opt-in or "opt-out" action by individual states. Virginia adopted early "opt-in" legislation that allows interstate bank mergers. These laws also permit interstate branch acquisitions and de novo branching in Virginia by out-of-state banks if reciprocal treatment is accorded Virginia banks in the state of the acquirer.

     There are a number of obligations and restrictions imposed on bank holding companies and their depository institution subsidiaries by federal law and regulatory policy that are designed to reduce potential loss exposure to the depositor of such depository institutions and to the FDIC insurance fund in the event the depository institution becomes in danger of default or in default.
For example, under a policy of the Federal Reserve with respect to bank holding company operations, a bank holding company is required to serve as a source of financial strength to its subsidiary depository institutions and to commit resources to support such institutions in circumstances where it might not do so otherwise. In addition, the "cross-guarantee" provisions of federal law require insured depository institutions under common control to reimburse the FDIC for any loss suffered or reasonably anticipated by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") as a result of the default of a commonly controlled insured depository institution in danger of default. The FDIC may decline to enforce the cross-guarantee provisions if it determines that a waiver is in the best interest of the SAIF or the BIF or both. The FDIC's claim for reimbursement is superior to claims of stockholders of the insured depository institution or its holding company but is subordinate to claims of depositors, secured creditors and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institution.

     The Federal Deposit Insurance Act ("FDIA") also provides that amounts received from the liquidation or other resolution of any insured depository institution by any receiver must be distributed (after payment of secured claims) to pay the deposit liabilities of the institution prior to payment of any other general or unsecured senior liability, subordinated liability, general creditor or stockholder. This provision would give depositors a preference over general and subordinated creditors and stockholders in the event a receiver is appointed to distribute the assets of any of the Banks.

     The Holding Company also will be required to register in Virginia with the SCC under the financial institution holding company laws of Virginia. Accordingly, the Holding Company will be subject to regulation and supervision by the SCC.

     Finally, the Holding Company will be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, including but not limited to, filing annual, quarterly and other current reports with the Securities and Exchange Commission.

The Gramm-Leach-Bliley Act of 1999

      The Gramm-Leach-Bliley Act of 1999 (the "Act") was enacted on November 12, 1999. The Act draws new lines between the types of activities that are permitted for banking organizations as financial in nature and those that are not permitted because they are commercial in nature. The Act imposes Community Reinvestment Act requirements on financial service organizations that seek to qualify for the expanded powers to engage in broader financial activities and affiliations with financial companies that the Act permits.

      The Act creates a new form of financial organization called a financial holding company that may own and control banks, insurance companies and securities firms. A financial holding company is authorized to engage in any activity that is financial in nature or incidental to an activity that is financial in nature or is a complementary activity. These activities include insurance, securities transactions and traditional banking related activities. The Act establishes a consultative and cooperative procedure between the Federal Reserve and the Secretary of the Treasury for the designation of new activities that are financial in nature within the scope of the activities permitted by the Act for a financial holding company. A financial holding company must satisfy special criteria to qualify for the expanded financial powers authorized by the Act. Among those criteria are requirements that all of the depository institutions owned by the financial holding company be rated as well-capitalized and well-managed and that all of its insured depository institutions have received a satisfactory rating for Community Reinvestment Act compliance during their last examination. A bank holding company that does not qualify as a financial holding company under the Act is generally limited in the types of activities in which it may engage to those that the Federal Reserve has recognized as permissible for bank holding companies prior to the date of enactment of the Act. The Act also authorizes a state bank to have a financial subsidiary that engages as a principal in the same activities that are permitted for a financial subsidiary of a national bank if the state bank meets eligibility criteria and special conditions for maintaining the financial subsidiary.

      The Act repeals the prohibition in the Glass-Steagall Act on bank affiliations with companies that are engaged primarily in securities underwriting activities. The Act authorizes a financial holding company to engage in a wide range of securities activities, including underwriting, broker/dealer activities and investment company and investment advisory activities.

      The various provisions of the Act become effective at different times in the future. Implementing regulations have not yet been adopted by the respective federal regulatory agencies. For example, the provisions facilitating affiliation among banks, securities firms and insurance companies did not become effective until March 11, 2000. When the provisions of the Act become fully effective, the Act may provide additional opportunities for the Holding Company to engage in activities that are financial in nature or incidental to an activity that is financial in nature or complementary thereto provided that the Holding Company is willing to comply with the conditions, restrictions and limitations placed on financial holding companies contained in the Act and the regulations to be adopted under the Act.

Capital Requirements

     The Federal Reserve, the Comptroller of the Currency, and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to United States banking organizations. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels because of its financial condition or actual or anticipated growth. Under the risk-based capital requirement of these federal bank regulatory agencies, the Bank is required to maintain a minimum ratio of total capital to risk-weighted assets of at least 8%. At least half of the total capital is required to be "Tier 1 capital," which consists principally of common and certain qualifying preferred stockholders' equity, less certain intangibles and other adjustments. The remainder of "Tier 2 capital" consists of a limited amount of subordinated and other qualifying debt (including certain hybrid capital instruments) and a limited amount of the general loan loss allowance. The Tier 1 and total capital to risk-weighted asset ratios of the Bank as of December 31, 1999, were 11.03% and 12.26% respectively, exceeding the minimums required.

     In addition, each of the federal regulatory agencies has established a minimum leverage capital ratio (Tier 1 capital to average tangible assets). These guidelines provide for a minimum ratio of 3% for banks and bank holding companies that meet certain specified criteria, including that they have the highest regulatory examination rating and are not contemplating significant growth or expansion. All other institutions are expected to maintain a leverage ratio of at least 100 to 200 basis points above the minimum. The Tier 1 capital leverage ratio of the Bank as of December 31, 1999, was 8.76%. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets.

Limits on Dividends and Other Payments

     The Holding Company is a legal entity separate and distinct from the Bank. The Bank is a state member bank of the Federal Reserve System. As a result, the Bank is regulated by the Federal Reserve and the SCC. There are various regulatory limitations applicable to the payment of dividends by the Bank as well as the payment of dividends by the Holding Company to its stockholders. Under laws of Virginia applicable to the Bank, prior approval from the bank regulatory agencies is required if cash dividends declared in any given year exceed net income for that year plus net income for the prior two years less all dividends paid during the current year and two prior years. Under existing supervisory practices, at December 31, 1999, the Bank could have paid additional dividends of $2,534,575, without obtaining prior regulatory approval. The payment of dividends by the Bank or the Holding Company may also be limited by other factors, such as requirements to maintain capital above regulatory guidelines. Bank regulatory agencies have authority to prohibit the Bank or the Holding Company from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the Bank or the Holding Company, could be deemed to constitute such an unsafe or unsound practice. The Federal Reserve has stated that, as a matter of prudent banking, a bank or bank holding company should not maintain its existing rate of cash dividends on common stock unless (1) the organization's net income available to common stockholders over the past year has been sufficient to fund fully the dividends and (2) the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality, and overall financial condition.

     Under the FDIA, insured depository institutions such as the Bank are prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become "undercapitalized" (as such term is used in the statute). Based on the Bank's current financial condition, it is not anticipated that this provision will have any impact on its ability to obtain dividends from the Bank.

     The BHCA generally permits a bank holding company to acquire or redeem its capital stock, without prior Federal Reserve approval, in amounts up to 10% of its consolidated net worth within a twelve month period.

     The Bank is supervised and regularly examined by the Federal Reserve and the SCC. The Bank is also subject to various requirements and restrictions under federal and state law such as limitations on the types of services that they may offer, the nature of investments that they make, and the amounts of loans that may be granted. Various consumer and compliance laws and regulations also affect the operation of the Bank. In addition to the impact of regulation, the Bank is affected significantly by actions of the Federal Reserve in attempting to control the money supply and the availability of credit.

     The Bank also is subject to the requirements of the Community Reinvestment Act (the "CRA"). The CRA imposes on financial institutions an affirmative and ongoing obligation to meet the credit needs of their local communities, including low- and moderate-income neighborhoods, consistent with the safe and sound operation of those institutions. Each financial institution's efforts in meeting community credit needs currently are evaluated as part of the examination process pursuant to a number of assessment factors. These factors also are considered in evaluating mergers, acquisitions and applications to open branches. The Bank has attained an "Outstanding" rating on its most recent CRA performance evaluation. CRA ratings are a matter of public record.

Deposit Insurance

     As institutions with deposits insured by BIF, the Bank also is subject to insurance assessments imposed by the FDIC. Currently, a risk-based assessment schedule imposes assessments on BIF deposits, ranging from no minimum payment for well-capitalized institutions to 27 basis points of deposits for under-capitalized institutions. The Bank currently is assessed as well-capitalized. In addition, the Bank pays 1.08 basis points for FICO bonds.

Other Safety and Soundness Regulations

     The federal banking agencies have broad powers under federal law to take prompt corrective action to resolve problems of insured depository institutions. The extent of these powers depends upon whether the institutions in question are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized," as such terms are defined under uniform regulations defining such capital levels issued by each of the federal banking agencies.


                             APPOINTMENT OF AUDITORS

     On the recommendation of the Audit Committee, the Board of Directors has appointed Yount, Hyde & Barbour, P.C., Certified Public Accountants, as the Bank's independent auditors for 2000, subject to ratification of the stockholders. Yount, Hyde & Barbour, P.C. rendered audit services to the Bank during 1999. These services consisted primarily of the examination and audit of the Bank's financial statements, tax reporting assistance, and other audit and accounting matters. Stockholders are requested to ratify the selection of Yount, Hyde & Barbour, P.C. at the Annual Meeting.

     Representatives of Yount, Hyde & Barbour, P.C. are expected to be present at the Annual Meeting and are expected to be available to respond to questions during and after the meeting.


                                 OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                                  LEGAL MATTERS

     The legality of Holding Company common stock to be issued pursuant to the Reorganization will be passed upon for the Holding Company by the law firm of McGuire, Woods, Battle & Boothe LLP, Richmond, Virginia, which has acted as special counsel to the Bank and the Holding Company in connection with the Reorganization.


                                     EXPERTS
     The financial statements of the Bank of Essex for the period ended December 31, 1999 and 1998, included in the accompanying Annual Report to Stockholders, are furnished in reliance upon the report of Yount, Hyde & Barbour, P.C., Certified Public Accountants, and upon the authority of that firm as experts in accounting and auditing.

                             STOCKHOLDER PROPOSALS

     In the event the Reorganization is consummated before the scheduled 2001 Annual Meeting of Stockholders of the Bank, the Holding Company will be conducting the Annual Meeting of Stockholders. Stockholder proposals intended to be presented at the Bank's 2001 Annual Meeting, or, in lieu thereof, the Holding Company's 2001 Annual Meeting, must be submitted to the Bank or the Holding Company, as the case may be, by January 10, 2001, in order to be considered for inclusion in the proxy materials for that meeting.

                                                                       EXHIBIT A


                      Agreement and Plan of Reorganization


     THIS AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of March 20, 2000, by and between BOE FINANCIAL SERVICES OF VIRGINIA, INC., a proposed bank holding company organized under the laws of Virginia, with its principal office in Tappahannock, Virginia (the "Holding Company"), and BANK OF ESSEX, a banking corporation organized under the laws of the Commonwealth of Virginia, with its Main Office in Tappahannock, Virginia (the "Bank"). The Holding Company and the Bank are collectively referred to herein as the "Constituent Corporations."


                                  WITNESSETH:


     WHEREAS, the respective boards of directors of the Constituent Corporations consider the consolidation of the Bank and the Holding Company by way of a statutory share exchange (the "Share Exchange") pursuant to the Virginia Stock Corporation Act (the "Act"), so that the Bank will become and be a wholly-owned subsidiary of the Holding Company, to be in the respective best interests of the Constituent Corporations and their shareholders. To that end, each such board has approved this Agreement and Plan of Reorganization.

     NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Constituent Corporations agree as follows:

     1. The Share Exchange. At the Effective Date of the Share Exchange (as hereinafter defined), the Bank shall be consolidated with the Holding Company, which shall, after the Share Exchange, own 100% of the issued and outstanding shares of the Bank. The Share Exchange shall be pursuant to the provisions of and with the effect provided in Sections 6.1-43 and 6.1-44 of the Virginia Banking Act and Section 13.1-721 of the Act.

     2. Name; Articles of Incorporation; Bylaws; Offices. The name, Articles of Incorporation and Bylaws of the Bank shall remain unchanged after the Effective Date. The Main Office and branches of the Bank immediately prior to the Share Exchange shall remain as such after the Effective Date. The Articles of Incorporation and Bylaws of the Holding Company shall remain unchanged after the Effective Date. The Articles of Incorporation of the Holding Company are in the form attached as Appendix 1. The Bylaws of the Holding Company are in the form attached as Appendix 2.

     3. Conversion of Shares. Upon, and by reason of, the Share Exchange becoming effective pursuant to the issuance of a Certificate of Share Exchange by the Virginia State Corporation Commission, no cash shall be allocated to the shareholders of the Bank, and each of the issued and outstanding shares of common stock of the Bank ("Bank Common Stock") shall be automatically exchanged for one share of common stock of the Holding Company ("Holding Company Common Stock"). Outstanding certificates representing shares of Bank Common Stock will thereafter represent an equal number of shares of Holding Company Common Stock;

accordingly, stockholders will not be required to surrender their Bank stock certificates for new certificates upon consummation of the Share Exchange. The Holding Company may, however, on a date subsequent to the Effective Date require that all certificates of Bank Common Stock be surrendered and exchanged for certificates of Holding Company Common Stock.

     4. Capital of the Bank. The capital, surplus and undivided profits of the Bank at the Effective Date will be equal to the capital structure of the Bank at December 31, 1999 adjusted, however, for capital contributions, normal earnings and expenses, and other capital changes between December 31, 1999 and the Effective Date.

     5. Board of Directors; Officers. (a) At the Effective Date, the boards of directors of the Bank and the Holding Company shall continue to serve as such until their respective terms expire or until such time as their successors have been elected and qualified.

     (b) At the Effective Date, the respective officers of the Bank and the Holding Company shall continue to serve as such until such time as their successors have been elected or appointed.

     6. Rights of Dissenting Shareholders. Stockholders of the Bank who dissent from the Share Exchange will be entitled to the dissenters' rights and remedies set forth in Sections 13.1-729 through 13.1-741 of the Act.

     7. Stock Option Plans; Employment Continuity Agreements. (a) The board of directors of the Holding Company has approved the Stock Incentive Plan and the Stock Option Plan for Outside Directors, substantially in the forms attached as Appendix 3 and Appendix 4, respectively. Such plans shall be implemented as of the Effective Date.

     (b) The board of directors of the Holding Company has approved the execution by the Holding Company of Employment Continuity Agreements with George
M. Longest, Jr., Bruce E. Thomas, Robert E. Davis, Jack M. Robeson, Terrell D. Vaughan, Suzanne S. Rennolds and Bonnie S. Courtney, substantially in the form attached as Appendix 5. Such agreements shall be executed and take effect as of the Effective Date.

     8. Conditions of the Share Exchange. Consummation of the Share Exchange is conditioned upon (i) the approval of this Agreement by the stockholders of the Bank and the Holding Company, respectively, at meetings to be held on the call of their respective boards of directors, (ii) the receipt of the required regulatory approvals, (iii) the receipt of an opinion of counsel as to the tax-free nature of the transaction and (iv) listing of the Holding Company Common Stock on The Nasdaq SmallCap Market. Upon the satisfaction of the foregoing conditions, the Share Exchange shall become effective at the time specified in a Certificate of Share Exchange to be issued by the Virginia State Corporation Commission approving the Share Exchange (the "Effective Date").

     9. Termination. This Agreement may be terminated by the unilateral action of either of the boards of directors of the Holding Company or the Bank prior to the approval of the Agreement by the stockholders of such party or by the mutual consent of the respective boards of directors of the Holding Company and the Bank after any stockholder group has taken the requisite affirmative action. Upon termination for any reason, this Agreement shall be void and of no further effect, and there shall be no liability by reason of this Agreement or the termination thereof on the part of the Bank or the Holding Company or any of their directors, officers, employees, agents or stockholders.

     WITNESS, the following signatures for the parties, each hereunto set by their officers pursuant to duly authorized resolutions of their respective boards of directors.


                               BOE FINANCIAL SERVICES OF VIRGINIA, INC., a Virginia corporation


                               By:  /s/ George M. Longest, Jr.
                                   __________________________________________
                               Name:  George M. Longest, Jr.
                               Title:  President and Chief Executive Officer



                               BANK OF ESSEX, a Virginia banking
                               corporation


                               By:    /s/ Robert F. Hutchinson
                                    __________________________________________
                               Name:  Robert F. Hutchinson
                               Title:  Acting Chairman of the Board

                                                                      APPENDIX 1
                    BOE FINANCIAL SERVICES OF VIRGINIA, INC.

                           ARTICLES OF INCORPORATION

                                   ARTICLE I

                                      NAME

     The name of the Corporation is BOE Financial Services of Virginia, Inc.

                                  ARTICLE II

                                    PURPOSE

     The purpose of the Corporation is to (i) act as a holding company for subsidiaries doing business as financial institutions and providing other services related to the banking business and (ii) conduct such other lawful business not required by the Virginia Stock Corporation Act or other law to be stated in the Articles of Incorporation.

                                  ARTICLE III

                               AUTHORIZED SHARES

     3.1 Number and Designation. The number and designation of shares that the Corporation shall have authority to issue and the par value per share are as follows:

             Class           Number of Shares           Par Value
    -------------------    ---------------------    ------------------
     Common Shares              10,000,000                  $5.00
     Preferred Shares            1,000,000                  $5.00

     3.2 Preemptive Rights. No holder of outstanding shares shall have any preemptive right with respect to (i) any shares of any class of the Corporation, whether now or hereafter authorized, including without limitation shares issued for cash, property or services or as a dividend or otherwise, (ii) any warrants, rights or options to purchase any such shares, or (iii) any obligations convertible into or exchangeable for any such shares or into warrants, rights or options to purchase any such shares.

     3.3 Shareholder Approval. (a) The following actions shall require approval by the affirmative vote of more than two-thirds of all the votes entitled to be cast at a meeting of shareholders of the

Corporation, and shall require the approval by the affirmative vote of more than two-thirds of the votes entitled to be cast by each voting group entitled to vote thereon as a separate voting group:

        (i) any amendment to Articles IV or VI herein or this Section 3.3; orany amendment to the Articles of Incorporation of the Corporation permitting cumulative voting by the shareholders of the Corporation.

     (b) Amendments to the Articles of Incorporation of the Corporation shall require approval by the affirmative vote of a majority of all the votes entitled to be cast at a meeting of shareholders of the Corporation, and shall require approval by the affirmative vote of a majority of the votes entitled to be cast by each voting group entitled to vote thereon as a separate voting group, except
(i) as otherwise provided in Section 3.3(a) and (ii) that the affirmative vote of more than two-thirds of all the votes entitled to be cast at a meeting of shareholders of the Corporation, and the affirmative vote of more than two-thirds of all votes entitled to be cast by each voting group entitled to vote thereon as a separate voting group, shall be required for approval of any amendment if the effect of such amendment is (A) to reduce the shareholder vote required to approve a merger, statutory share exchange, a sale of all or substantially all the assets of the Corporation or the dissolution of the Corporation or (B) to delete all or any part of clause (ii) of this sentence.

                                  ARTICLE IV

                                PREFERRED SHARES

     4.1 Issuance in Series. The Board of Directors is authorized to issue Preferred Shares from time to time in one or more series and to provide for the designation, preferences, limitations and relative rights of the shares of each series by the adoption of Articles of Amendment to the Articles of Incorporation of the Corporation setting forth:

          (a) The maximum number of shares in the series and the designation of the series, which designation shall distinguish the shares thereof from the shares of any other series or class;

          (b) Whether shares of the series shall have special, conditional or limited voting rights, or no right to vote except to the extent required by law;

          (c) Whether shares of the series are redeemable or convertible (x) at the option of the Corporation, a shareholder or another person or upon the occurrence of a designated event, (y) for cash, indebtedness, securities or other property, and (z) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;

          (d) Any right of holders of shares of the series to distributions, calculated in any manner, including the rate or rates of dividends, and whether dividends shall be cumulative, noncumulative or partially cumulative;

          (e) The amount payable upon the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

          (f) Any preference of the shares of the series over the shares of any other series or class with respect to distributions, including dividends, and with respect to distributions upon the liquidation, dissolution or winding up of the affairs of the Corporation; and

          (g) Any other preferences, limitations or specified rights (including a right that no transaction of a specified nature shall be consummated while any shares of such series remain outstanding except upon the assent of all or a specified portion of such shares) now or hereafter permitted by the laws of the Commonwealth of Virginia and not inconsistent with the provisions of this
Section 4.1.

     4.2 Articles of Amendment For Issuance. Before the issuance of any shares of a series, Articles of Amendment establishing such series shall be filed with and made effective by the State Corporation Commission of Virginia, as required by law.

                                   ARTICLE V

                                 COMMON SHARES

     5.1 Respective Rights and Privileges. Except as otherwise provided herein or as otherwise required by applicable law, all shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges and shall rank equally, share ratably, and be identical in all respects as to all matters. The holders of Common Stock shall have the respective rights and preferences set forth in this Article V.

     5.2 Voting Rights. Except as otherwise required by law, the holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's shareholders.

     5.3 Dividends. When and as dividends are declared thereon, whether payable in cash, property or securities of the Corporation, the holders of Common Stock will be entitled to share equally, share for share, in such dividends; provided that if dividends are declared which are payable in shares of Common Stock, dividends will be declared which are payable at the same rate per share on each such class of shares and the dividends payable in shares of Common Stock will be payable to holders of Common Stock.

     5.4 Liquidation. Subject to the provisions of the Preferred Shares, the holders of the Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of the Common Stock in any liquidation, dissolution or winding up of the Corporation.

                                  ARTICLE VI

                                   DIRECTORS

     The number of directors of the Corporation shall be fixed in the bylaws. The number of directors shall be divided into three groups with each group containing one third of the total, as nearly equal in number as possible. The terms of the directors in the first group shall expire at the first annual meeting of shareholders. The terms of the directors in the second group shall expire at the second annual meeting of shareholders and the terms of directors in the third group shall expire at the third annual meeting of shareholders. At each annual meeting of shareholders, one group of directors shall be elected for a term of three years to succeed those whose terms expire. A director may be removed from office as a director by the shareholders of the Corporation only with cause.

                                  ARTICLE VII

                     LIMIT ON LIABILITY AND INDEMNIFICATION

     7.1 Definitions. For purposes of this Article only the following definitions shall apply:

          (a) "Corporation" means this Corporation only and no predecessor entity or other legal entity;

          (b) "expenses" include counsel fees, expert witness fees, and costs of investigation, litigation and appeal, as well as any amounts expended in asserting a claim for indemnification;

          (c) "liability" means the obligation to pay a judgment, settlement, penalty, fine, or other such obligation, including, without limitation, any excise tax assessed with respect to an employee benefit plan;

          (d) "legal entity" means a corporation, partnership, joint venture, trust, employee benefit plan or other enterprise;

          (e) "predecessor entity" means a legal entity the existence of which ceased upon its acquisition by the Corporation in a merger or otherwise; and

          (f) "proceeding" means any threatened, pending, or completed action, suit, proceeding or appeal whether civil, criminal, administrative or investigative and whether formal or informal.

     7.2 Limit on Liability. In every instance in which the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of liability of directors or officers of a corporation to the corporation or its shareholders, the directors and officers of this Corporation shall not be liable to the Corporation or its shareholders.

     7.3 Indemnification of Directors and Officers. The Corporation shall indemnify any individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of the Corporation) because such individual is or was a director or officer of the Corporation or because such individual is or was serving the Corporation, or any other legal entity in any capacity at the request of the Corporation while a director or officer of the Corporation, against all liabilities and reasonable expenses incurred in the proceeding except such liabilities and expenses as are incurred because of such individual's willful misconduct or knowing violation of the criminal law. Service as a director or officer of a legal entity controlled by the Corporation shall be deemed service at the request of the Corporation. The determination that indemnification under this Section 7.3 is permissible and the evaluation as to the reasonableness of expenses in a specific case shall be made, in the case of a director, as provided by law, and in the case of an officer, as provided in Section 7.4 of this Article; provided, however, that if a majority of the directors of the Corporation has changed after the date of the alleged conduct giving rise to a claim for indemnification, such determination and evaluation shall, at the option of the Person claiming indemnification, be made by special legal counsel agreed upon by the Board of Directors and such Person. Unless a determination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursements for expenses incurred by a director or officer in a proceeding upon receipt of an undertaking from such director or officer to repay the same if it is ultimately determined that such director or officer is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to such director's or officer's ability to make repayment. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that a director or officer acted in such a manner as to make such director or officer ineligible for indemnification. The Corporation is authorized to contract in advance to indemnify and make advances and reimbursements for expenses to any of its directors or officers to the same extent provided in this Section 7.3.

     7.4 Indemnification of Others. The Corporation may, to a lesser extent or to the same extent that it is required to provide indemnification and make advances and reimbursements for expenses to its directors and officers pursuant to Section 7.3, provide indemnification and make advances and reimbursements for expenses to its employees and agents, the directors, officers, employees and agents of its subsidiaries and predecessor entities, and any Person serving any other legal entity in any capacity at the request of the Corporation, and may contract in advance to do so. The determination that indemnification under this
Section 7.4 is permissible, the authorization of such indemnification and the evaluation as to the reasonableness of expenses in a specific case shall be made as authorized from time to time by general or specific action of the Board of Directors, which action may be taken before or after a claim for indemnification is made, or as otherwise provided by law. No Person's rights under Section 7.3 of this Article shall be limited by the provisions of this Section 7.4.

     7.5 Miscellaneous. The rights of each Person entitled to indemnification under this Article shall inure to the benefit of such Person's heirs, executors and administrators. Special legal counsel selected to make determinations under this Article may be counsel for the Corporation. Indemnification pursuant to this Article shall not be exclusive of any other right of indemnification to which any Person may be entitled, including indemnification pursuant to a valid contract, indemnification by legal entities other than the Corporation and indemnification under policies of insurance purchased and maintained by the Corporation or others. However, no Person shall be entitled to indemnification by the Corporation to the extent such Person is indemnified by another, including an insurer. The Corporation is authorized to purchase and maintain insurance against any liability it may have under this Article or to protect any of the Persons named above against any liability arising from their service to the Corporation or any other legal entity at the request of the Corporation regardless of the Corporation's power to indemnify against such liability. The provisions of this Article shall not be deemed to preclude the Corporation from entering into contracts otherwise permitted by law with any individuals or legal entities, including those named above. If any provision of this Article or its application to any Person or circumstance is held invalid by a court of competent jurisdiction, the invalidity shall not affect other provisions or applications of this Article, and to this end, the provisions of this Article are severable.

     7.6 Application; Amendments. The provisions of this Article shall be applicable from and after its adoption even though some or all of the underlying conduct or events relating to a proceeding may have occurred before its adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereunder to any Person arising from conduct or events occurring before the adoption of such amendment, modification or repeal.

                                 ARTICLE VIII

                     REGISTERED OFFICE AND REGISTERED AGENT

     The address of the initial registered office of the Corporation is BOE Financial Services of Virginia, Inc., Essex County, 229 Prince Street,
Tappahannock, Virginia 22560.   The initial registered agent of the Corporation
is Alexander F. Dillard, Jr., whose business office is Dillard & Katona, 229 Prince Street, Tappahannock, Virginia 22560 and who is a resident of Virginia and a member of the Virginia State Bar.

                                                                      APPENDIX 2


                    BOE FINANICAL SERVICES OF VIRGINIA, INC.

                                     BYLAWS

                                 March 20, 2000

                               TABLE OF CONTENTS


                                   ARTICLE I
                           MEETINGS OF STOCKHOLDERS

  1.1  Place and Time of Meetings.........................  1
  1.2  Organization and Order of Business.................  1
  1.3  Annual Meeting.....................................  1
  1.4  Special Meetings...................................  2
  1.5  Record Dates.......................................  2
  1.6  Notice of Meetings.................................  3
  1.7  Waiver of Notice; Attendance at Meeting............  3
  1.8  Quorum and Voting Requirements.....................  4
  1.9  Proxies............................................  4
 1.10  Voting List........................................  5
 1.11  Action Without Meeting.............................  5


                                   ARTICLE II
                                   DIRECTORS

  2.1  General Powers.....................................  5
  2.2  Number and Term....................................  6
  2.3  Nomination of Directors............................  6
  2.4  Election...........................................  7
  2.5  Removal; Vacancies.................................  7
  2.6  Annual and Regular Meetings........................  7
  2.7  Special Meetings...................................  8
  2.8  Notice of Meetings.................................  8
  2.9  Waiver of Notice; Attendance at Meeting............  8
 2.10  Quorum; Voting.....................................  8
 2.11  Telephonic Meetings................................  8
 2.12  Action Without Meeting.............................  8
 2.13  Compensation.......................................  9

                                  ARTICLE III
                            COMMITTEES OF DIRECTORS

  3.1  Committees.........................................  9
  3.2  Limitation on Authority of Committees..............  9
  3.3  Committee Meetings; Miscellaneous..................  9
  3.4  Executive Committee................................  9
  3.5  Authority of Executive Committee................... 10
  3.6  Standing Committees................................ 10

  3.7  Audit/Compliance/Examination Committee............. 10
  3.8  Asset/Liability Committee.......................... 10
  3.9  Compensation Committee............................. 10
  3.10  Expansion Committee............................... 10
  3.11  Other Committees.................................. 11

                                   ARTICLE IV
                                    OFFICERS

  4.1  Officers........................................... 11
  4.2  Election; Term..................................... 11
  4.3  Removal of Officers................................ 11
  4.4  Duties of the Chairman............................. 11
  4.5  Duties of the President............................ 11
  4.6  Duties of the Secretary............................ 12
  4.7  Duties of Chief Financial Officer.................. 12
  4.8  Duties of the Treasurer............................ 12
  4.9  Duties of Other Officers........................... 12
 4.10  Voting Securities of Other Corporations............ 12

                                   ARTICLE V
                               SHARE CERTIFICATES

 5.1  Form................................................ 13
 5.2  Transfer............................................ 13
 5.3  Restrictions on Transfer............................ 13
 5.4  Lost or Destroyed Share Certificates................ 13

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

 6.1  Corporate Seal...................................... 13
 6.2  Fiscal Year......................................... 13
 6.3  Amendments.......................................... 14

                   BOE FINANCIAL SERVICES OF VIRGINIA, INC.
                                    BYLAWS

                                  ARTICLE I
                           MEETINGS OF STOCKHOLDERS

     1.1 Place and Time of Meetings. Meetings of stockholders shall be held at such place, either within or without the Commonwealth of Virginia, and at such time, as may be provided in the notice of the meeting and approved by the Chairman of the Board of Directors (the "Chairman"), the President or the Board of Directors.

    1.2 Organization and Order of Business. The Chairman or, in his or her absence, the President shall serve as chairman at all meetings of the stockholders. In the absence of both of the foregoing officers or if both of them decline to serve, a majority of the shares entitled to vote at a meeting, may appoint any person entitled to vote at the meeting to act as chairman. The Secretary of the Corporation or, in his or her absence, an Assistant Secretary, shall act as secretary at all meetings of the stockholders. In the event that neither the Secretary nor any Assistant Secretary is present, the chairman of the meeting may appoint any person to act as secretary of the meeting.

         The Chairman shall have the authority to make such rules and regulations, to establish such procedures and to take such steps as he or she may deem necessary or desirable for the proper conduct of each meeting of the stockholders, including, without limitation, the authority to make the agenda and to establish procedures for (i) dismissing business not properly presented,
(ii) maintaining order and safety, (iii) placing limitations on the time allotted to questions or comments on the affairs of the Corporation, (iv) placing restrictions on attendance at a meeting by persons or classes of persons who are not stockholders or their proxies, (v) restricting entry to a meeting after the time prescribed for the commencement thereof and (vi) commencing, conducting and closing voting on any matter.

     1.3 Annual Meeting. The annual meeting of stockholders shall be held on such date and at such place and time as may be provided in the notice of the meeting and approved by the Chairman, the President or the Board of Directors.

          At each annual meeting of stockholders, only such business shall be conducted as is proper to consider and has been properly brought before the meeting (i) pursuant to the Corporation's notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by a stockholder who is a stockholder of record of a class of shares entitled to vote on the business such stockholder is proposing, both at the time of the giving of the stockholder's notice hereinafter described in this Section 1.3 and on the record date for such annual meeting, and who complies with the notice procedures set forth in this
Section 1.3.

          In order to bring before an annual meeting of stockholders any business which may properly be considered and which a stockholder has not sought to have included in the Corporation's proxy statement for the meeting, a stockholder who meets the requirements set forth in the preceding paragraph must give the Corporation timely written notice. To be timely, a stockholder's notice must be given, either by personal delivery to the Secretary or an Assistant Secretary of the Corporation at the principal office of the Corporation, or by first class United States mail, with postage thereon prepaid, addressed to the Secretary of the Corporation at the principal office of the Corporation. Any such notice must be received (i) on or after the first day of February and before first day of March of the year in which the meeting will be held, if clause (ii) is not applicable, or (ii) not less than 60 days before the date of the meeting if the date of such meeting, as prescribed in these Bylaws, has been changed by more than 30 days.

          Each such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) the name and address, as they appear on the Corporation's stock transfer books, of the stockholder proposing business, (ii) the class and number of shares of stock of the Corporation beneficially owned by such stockholder, (iii) a representation that such stockholder is a stockholder of record at the time of the giving of the notice and intends to appear in person or by proxy at the meeting to present the business specified in the notice, (iv) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business, and (v) any interest which the stockholder may have in such business.

          The Secretary or Assistant Secretary of the Corporation shall deliver each stockholder's notice that has been timely received to the Chairman for review.

          Notwithstanding the foregoing provisions of this Section 1.3, a stockholder seeking to have a proposal included in the Corporation's proxy statement for an annual meeting of stockholders shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended from time to time, or with any successor regulation.

     1.4 Special Meetings. Special meetings of the stockholders may be called only by the Chairman, the President, or the Board of Directors. Only business within the purpose or purposes described in the notice for a special meeting of stockholders may be conducted at the meeting.

     1.5 Record Dates. The Board of Directors shall fix, in advance, a record date to make a determination of stockholders entitled to notice of, or to vote at, any meeting of stockholders, to receive any dividend or for any purpose, such date to be not more than 70 days before the meeting or action requiring a determination of stockholders.

          When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made, such determination shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     1.6 Notice of Meetings. Written notice stating the place, day and hour of each meeting of stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than 60 days before the date of the meeting (except when a different time is required in these Bylaws or by law) either personally or by mail, telephone, telegraph, teletype, telecopy or other form of wire or wireless communication, or by private courier, to each stockholder of record entitled to vote at such meeting and to such nonvoting stockholders as may be required by law. If mailed, such notice shall be deemed to be effective when deposited in first class United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the share transfer books of the Corporation. If given in any other manner, such notice shall be deemed effective when (i) given personally or by telephone, (ii) sent by telegraph, teletype, telecopy or other form of wire or wireless communication or (iii) given to a private courier to be delivered.

          Notice of a stockholder's meeting to act on (i) an amendment of the Articles of Incorporation; (ii) a plan of merger or share exchange; (iii) the sale, lease, exchange or other disposition of all or substantially all the property of the Corporation otherwise than in the usual and regular course of business, or (iv) the dissolution of the Corporation, shall be given, in the manner provided above, not less than 25 nor more than 60 days before the date of the meeting. Any notice given pursuant to this section shall state that the purpose, or one of the purposes, of the meeting is to consider such action and shall be accompanied by (x) a copy of the proposed amendment, (y) a copy of the proposed plan of merger or share exchange, or (z) a summary of the agreement pursuant to which the proposed transaction will be effected. If only a summary of the agreement is sent to the stockholders, the Corporation shall also send a copy of the agreement to any stockholder who requests it.

          If a meeting is adjourned to a different date, time or place, notice need not be given if the new date, time or place is announced at the meeting before adjournment. However, if a new record date for an adjourned meeting is fixed, notice of the adjourned meeting shall be given to stockholders as of the new record date, unless a court provides otherwise.

          Notwithstanding the foregoing, no notice of a meeting of stockholders need be given to a stockholder if (i) annual reports and proxy statements for two consecutive annual meetings of stockholders or (ii) all, and at least two, checks in payment of dividends or interest on securities during a 12-month period, have been sent by first-class United States mail, with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the share transfer books of the Corporation, are returned undeliverable. The obligation of the Corporation to give notice of meetings of stockholders to any such stockholder shall be reinstated once the Corporation has received a new address for such stockholder for entry on its share transfer books.

     1.7 Waiver of Notice; Attendance at Meeting. A stockholder may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time of the meeting that is the subject of such notice. The waiver shall be in writing, signed by the stockholder entitled to the notice, and delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records.

          A stockholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

     1.8 Quorum and Voting Requirements. Unless otherwise required by law, a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Less than a quorum may adjourn a meeting.

     1.9 Proxies. A stockholder may vote his or her shares in person or by proxy. A stockholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is valid for 11 months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the stockholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

          The death or incapacity of the stockholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. An irrevocable appointment is revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he or she did not know of its existence when he or she acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares. Subject to any legal limitations on the right of the Corporation to accept the vote or other action of a proxy and to any express limitation on the proxy's authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the stockholder making the appointment. Any fiduciary who is entitled to vote any shares may vote such shares by proxy.

     1.10 Voting List. The officer or agent having charge of the share transfer books of the Corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. For a period of ten days prior to the meeting such list shall be kept on file at the registered office of the Corporation or at its principal office or at the office of its transfer agent or registrar and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting for the purpose thereof. The original share transfer books shall be prima facia evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of the stockholders. The right of a stockholder to inspect such list prior to the meeting shall be subject to the conditions and limitations set forth by law. If the requirements of this section have not been substantially complied with, the meeting shall, on the demand of any stockholder in person or by proxy, be adjourned until such requirements are met. Refusal or failure to prepare or make available the stockholders' list does not affect the validity of action taken at the meeting prior to the making of any such demand, but any action taken by the stockholders after the making of any such demand shall be invalid and of no effect.

     1.11 Action Without Meeting. Action required or permitted to be taken at a meeting of stockholders may be taken without a meeting and without action by the Board of Directors if the action is taken by all the stockholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the stockholders entitled to vote on the action, and delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records. Action taken by unanimous written consent shall be effective according to its terms when all consents are in the possession of the Corporation, unless the consent specifies a different effective date, in which event the action taken under this section shall be effective as of the date specified therein, provided the consent states the date of execution by each stockholder. A stockholder may withdraw a consent only by delivering a written notice of withdrawal to the Corporation prior to the time that all consents are in the possession of the Corporation.

          If not otherwise fixed pursuant to the provisions of Section 1.5 the record date for determining stockholders entitled to take action without a meeting is the date the first stockholder signs the consent described in the preceding paragraph.

                                 ARTICLE II
                                 DIRECTORS

     2.1 General Powers. The Corporation shall have a Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors, subject to any limitation set forth in the Articles of Incorporation.

     2.2 Number and Term. The number of directors of the Corporation shall be fixed by the board of directors, but shall not be less than five nor more than
15. Only the stockholders may increase or decrease such minimum or maximum number of directors. No decrease in number shall have the effect of shortening the term of any incumbent director.

          The number of directors shall be divided into three groups with each group containing one third of the total, as nearly equal in number as possible. The terms of the directors in the first group shall expire at the first annual meeting of shareholders. The terms of the directors in the second group shall expire at the second annual meeting of shareholders and the terms of directors in the third group shall expire at the third annual meeting of shareholders. At each annual meeting of shareholders, one group of directors shall be elected for a term of three years to succeed those whose terms expire.

          A director may be removed from office as a director by the shareholders of the Corporation only with cause. Each director shall hold office until his or her death, resignation or removal for cause or until his or her successor is elected.

     2.3 Nomination of Directors. No person shall be eligible for election as a director at a meeting of stockholders unless nominated (i) by the Board of Directors or (ii) by a stockholder who is a stockholder of record of a class of shares entitled to vote for the election of directors, both at the time of the giving of the stockholder's notice hereinafter described in this Section 2.3 and on the record date for the meeting at which directors will be elected, and who complies with the notice procedures set forth in this Section 2.3.

          In order to nominate for election as directors at a meeting of stockholders any persons who are not listed as nominees in the Corporation's proxy statement for the meeting, a stockholder who meets the requirements set forth in the preceding paragraph must give the Corporation timely written notice. To be timely, a stockholder's notice must be given, either by personal delivery to the Secretary or an Assistant Secretary of the Corporation at the principal office of the Corporation, or by first class United States mail, with postage thereon prepaid, addressed to the Secretary of the Corporation at the principal office of the Corporation. Any such notice must be received (i) on or after the first day of February and before the first day of March of the year in which the meeting will be held if the meeting is to be an annual meeting and clause (ii) is not applicable, or (ii) not less than 60 days before an annual meeting, if the date of the applicable annual meeting, as prescribed in these Bylaws, has been changed by more than 30 days, or (iii) not later than the close of business on the tenth day following the day on which notice of a special meeting of stockholders called for the purpose of electing directors is first given to stockholders.

          Each such stockholder's notice shall set forth the following: (i) as to the stockholder giving the notice, (a) the name and address of such stockholder as they appear on the Corporation's stock transfer books, (b) the class and number of shares of the Corporation beneficially owned by such stockholder, (c) a representation that such stockholder is a stockholder of record at the time of giving the notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and
(d) a description of all arrangements or understandings, if any, between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made; and
(ii) as to each person whom the stockholder wishes to nominate for election as a director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are beneficially owned by such person, and (d) all other information that is required to be disclosed about nominees for election as directors in solicitations of proxies for the election of directors under the rules and regulations of the Securities and Exchange Commission. In addition, each such notice shall be accompanied by the written consent of each proposed nominee to serve as a director if elected and such consent shall contain a statement from the proposed nominee to the effect that the information about him or her contained in the notice is correct.

     2.4 Election. Except as provided in Section 2.5 and in the Articles of Incorporation, the directors shall be elected by the holders of the Corporation's common shares at each annual meeting of stockholders and those persons who receive the greatest number of votes shall be deemed elected even though they do not receive a majority of the votes cast. No individual shall be named or elected as a director without his or her prior consent.

     2.5 Removal; Vacancies. The stockholders may remove one or more directors only with cause. If a director is elected by a voting group, only the stockholders of that voting group may elect to remove him or her. Unless the Articles of Incorporation require a greater vote, a director may be removed if the number of votes cast to remove him or her constitutes a majority of the votes entitled to be cast at an election of directors of the voting group or voting groups by which such director was elected. A director may be removed by the stockholders only at a meeting called for the purpose of removing him or her and the meeting notice must state that the purpose, or one of the purposes of the meeting, is removal of the director.

          A vacancy on the Board of Directors, including a vacancy resulting from the removal of a director or an increase in the number of directors, may be filled by (i) the stockholders, (ii) the Board of Directors or (iii) the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, and may, in the case of a resignation that will become effective at a specified later date, be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

     2.6 Annual and Regular Meetings. An annual meeting of the Board of Directors, which shall be considered a regular meeting, shall be held immediately following each annual meeting of stockholders, for the purpose of electing officers and carrying on such other business as may properly come before the meeting. The Board of Directors may also adopt a schedule of additional meetings which shall be considered regular meetings. Regular meetings shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the Chairman, the President or the Board of Directors shall designate from time to time. If no place is designated, regular meetings shall be held at the principal office of the Corporation.

     2.7 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the President or a majority of the Directors of the Corporation, and shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the person or persons calling the meetings shall designate. If no such place is designated in the notice of a meeting, it shall be held at the principal office of the Corporation.

     2.8 Notice of Meetings. No notice need be given of regular meetings of the Board of Directors.

          Notices of special meetings of the Board of Directors shall be given to each director in person or delivered to his or her residence or business address (or such other place as he or she may have directed in writing) not less than 24 hours before the meeting by mail, messenger, telecopy, telegraph, or other means of written communication or by telephoning such notice to him or her. Any such notice shall set forth the time and place of the meeting and state the purpose for which it is called.

     2.9 Waiver of Notice; Attendance at Meeting. A director may waive any notice required by law, the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice, and such waiver shall be equivalent to the giving of such notice. Except as provided in the next paragraph of this section, the waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records.

          A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     2.10 Quorum; Voting. A majority of the number of directors fixed in these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) he or she objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or transacting specified business at the meeting; or (ii) he or she votes against, or abstains from, the action taken.

     2.11 Telephonic Meetings. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

     2.12 Action Without Meeting. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section shall be effective when the last director signs the consent unless the consent specifies a different effective date in which event the action taken is effective as of the date specified therein provided the consent states the date of execution by each director.

     2.13 Compensation. The Board of Directors may fix the compensation of directors and may provide for the payment of all expenses incurred by them in attending meetings of the Board of Directors.

                                 ARTICLE III

                            COMMITTEES OF DIRECTORS
     3.1 Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Unless otherwise provided in these Bylaws, each committee shall have two or more members who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it shall be approved by a majority of all of the directors in office when the action is taken.

     3.2 Limitation on Authority of Committees. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors, except that a committee may not (i) approve or recommend to stockholders action that is required by law to be approved by stockholders; (ii) fill vacancies on the Board of Directors or on any of its committees; (iii) amend the Articles of Incorporation; (iv) adopt, amend, or repeal these Bylaws;
(v) approve a plan of merger not requiring stockholder approval; (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.

     3.3 Committee Meetings; Miscellaneous. The provisions of these Bylaws which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors shall apply to committees of directors and their members as well.

      3.4 Executive Committee. The Board of Directors shall appoint an Executive Committee having not less than three members to be annually elected by the Board from its own membership. The Chairman of the Board of Directors shall be among those elected. The Board shall designate the Chairman (or Co-Chairmen) of the Executive Committee at the time the Executive Committee is elected. The Chairman of the Executive Committee shall not be a salaried employee of the Corporation or any of its affiliates. Vacancies occurring in the Executive Committee prior to any annual election may be filled by the Board.

     3.5 Authority of Executive Committee. Between meetings of the Board, the Executive Committee shall have and exercise the authority of the Board, except
(i) to the extent such authority is limited by the provisions of Section 3.2,
(ii) to take action prohibited by Section 13.1-689 of the Code of Virginia, or
(iii) to employ or terminate the employment of the Corporation's chief executive officer. One or more vacancies at any time existing in the Executive Committee shall not affect its authority.

     3.6 Standing Committees. The Board of Directors shall have the following standing committees: Audit/Compliance/Examination; Executive; Compensation; Asset/Liability; and Expansion. The Board of Directors may designate other committees as standing committees from time to time by appropriate resolution.

     3.7 Audit/Compliance/Examination Committee. The Board of Directors shall appoint an Audit Committee consisting of not less than three directors, none of whom shall be salaried officers or employees of the Corporation. The Chairman of the Audit Committee will be elected by the members of the Audit Committee from among its members. The Audit Committee shall at all times have authority to investigate the financial reporting processes and internal controls of the Corporation and to report thereon and make its recommendations to the Board of Directors and to the Executive Committee, or to either of them. The Audit Committee shall regularly review the adequacy of internal financial controls, insure that sufficient and proper audits, both internal and external, are conducted of the Corporation's financial affairs and control systems, review with the Corporation's independent public accountants their reports, and recommend the selection of the Corporation's independent public accountants.

     3.8 Asset/Liability Committee. The Asset/Liability Committee shall oversee the financial affairs and investments of the Corporation and its affiliates and will periodically report to the Board of Directors on these affairs and investments. The Asset/Liability Committee will have not less than three members, all of whom shall be members of the Board of Directors. The Chairman of the Committee will not be a salaried officer or employee of the Corporation and will be elected by the Board of Directors from among the members of the Committee.

     3.9 Compensation Committee. The Compensation Committee shall consider management proposals, make recommendations to the Board of Directors and, where express authority is conferred, approve the compensation and benefits programs for the officers and employees of the Corporation and its affiliates. The Compensation Committee will have not less than three members, all of whom shall be members of the Board of Directors. No salaried officer or employee will serve as a member of the Committee. The Chairman of the Committee will be elected by the Board of Directors from among the members of the Committee.

     3.10 Expansion Committee. The Board of Directors shall appoint an Expansion Committee consisting of not less than three directors, all of whom shall be members of the Board of Directors. The Chairman of the Expansion Committee will be elected by the Board of Directors from among the members of the Committee. The Expansion Committee shall review plans for the Corporation's growth and monitor the market for areas of potential new development.

     3.11 Other Committees. The Board of Directors, by resolutions adopted by a majority of directors in office, may designate and appoint one or more other committees, each of which shall include two or more directors. Such committees shall have authority to the extent provided for in the resolution of the Board of Directors. The Chairman may also appoint special or ad hoc committees which shall have such duties as may be specified in the Chairman's charge to the committee.

                                  ARTICLE IV

                                   OFFICERS

     4.1 Officers. The officers of the Corporation shall be a Chairman of the Board of Directors, a President, a Secretary, a Chief Financial Officer, Treasurer, and, in the discretion of the Board of Directors or the Chairman and the President, one or more Vice Presidents and such other officers as may be deemed necessary or advisable to carry on the business of the Corporation. Any two or more offices may be held by the same person.

     4.2 Election; Term. The Chairman, the President, the Vice Presidents, the Secretary and the Treasurer shall be elected by the Board of Directors. The Chairman may from time to time appoint other officers. Officers elected by the Board of Directors shall hold office, unless sooner removed, until the next annual meeting of the Board of Directors or until their successors are elected. Officers appointed by the Chairman shall hold office, unless sooner removed, until their successors are appointed. The action of the Chairman in appointing officers shall be reported to the next regular meeting of the Board of Directors after it is taken. Any officer may resign at any time upon written notice to the Board of Directors or the officer or officers appointing him or her, and such resignation shall be effective when notice is delivered unless the notice specifies a later effective date.

     4.3 Removal of Officers. The Board of Directors may remove any officer at any time, with or without cause. The Chairman may remove any officer he appoints at any time, with or without cause. Such action shall be reported to the next regular meeting of the Board of Directors after it is taken.

     4.4 Duties of the Chairman. The Chairman shall have general charge of, and be charged with the duty of supervision of, the business of the Corporation and shall perform such duties as may, from time to time, be assigned to him or her by the Board of Directors.

     4.5 Duties of the President. The President shall be the Chief Executive Officer of the Corporation. He or she shall have such powers and perform such duties as generally pertain to that position or as may from time to time be assigned to him or her by the Chairman or Board of Directors.

     4.6 Duties of the Secretary. The Secretary shall have the duty to see that a record of the proceedings of each meeting of the stockholders and the Board of Directors, and any committee of the Board of Directors, is properly recorded and that notices of all such meetings are duly given in accordance with the provisions of these Bylaws or as required by law; he or she may affix the corporate seal to any document the execution of which is duly authorized, and when so affixed may attest the same; and, in general, he or she shall perform all duties incident to the office of secretary of a corporation, and such other duties as, from time to time, may be assigned to him or her by the Chairman, the President or the Board of Directors, or as may be required by law.

     4.7 Duties of Chief Financial Officer. The Chief Financial Officer shall have such powers and perform such duties as generally pertain to that position or as may from time to time be assigned to him or her by the Board of Directors.

     4.8 Duties of the Treasurer. The Treasurer shall have charge of and be responsible for all securities, funds, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all monies or valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority granted by the Board of Directors; he or she shall be custodian of the financial records of the Corporation; he or she shall keep or cause to be kept full and accurate records of all receipts and disbursements of the Corporation and shall render to the Chairman, the President or the Board of Directors, whenever requested, an account of the financial condition of the Corporation. In addition he or she shall perform such duties as may be assigned to him or her by the Chairman, the President or the Board of Directors.

     4.9 Duties of Other Officers. The other officers of the Corporation shall have such authority and perform such duties as shall be prescribed by the Board of Directors or by officers authorized by the Board of Directors to appoint them to their respective offices. To the extent that such duties are not so stated, such officers shall have such authority and perform the duties which generally pertain to their respective offices, subject to the control of the Chairman, the President or the Board of Directors.

     4.10 Voting Securities of Other Corporations. Any one of the Chairman, the President, the Chief Financial Officer or the Treasurer shall have the power to act for and vote on behalf of the Corporation at all meetings of the stockholders of any corporation in which this Corporation holds stock, or in connection with any consent of stockholders in lieu of any such meeting.

                                   ARTICLE V

                              SHARE CERTIFICATES

     5.1 Form. Shares of the Corporation shall, when fully paid, be either uncertificated or evidenced by certificates containing such information as is required by law and approved by the Board of Directors. Any certificates shall be signed by the Chairman, the Secretary and/or such other officers of the Corporation as may be specified from time to time in appropriate resolutions of the Board of Directors and may (but need not) be sealed with the seal of the Corporation. The seal of the Corporation and any or all of the signatures on a share certificate may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar on the date of issue.

     5.2 Transfer. The Board of Directors may make rules and regulations concerning the issue, registration and transfer of certificates representing the shares of the Corporation. Transfers of shares and of the certificates representing such shares shall be made upon the books of the Corporation by surrender of the certificates representing such shares accompanied by written assignments given by the owners or their attorneys-in-fact.

     5.3 Restrictions on Transfer. A lawful restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction complies with the requirements of law and its existence is noted conspicuously on the front or back of the certificate representing the shares. Unless so noted a restriction is not enforceable against a person without knowledge of the restriction.

     5.4 Lost or Destroyed Share Certificates. The Corporation may issue a new share certificate in the place of any certificate theretofore issued which is alleged to have been lost or destroyed and may require the owner of such certificate, or his or her legal representative, to give the Corporation a bond, with or without surety, or such other agreement, undertaking or security as the Board of Directors shall determine is appropriate, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction or the issuance of any such new certificate.

                                  ARTICLE VI

                           MISCELLANEOUS PROVISIONS

     6.1 Corporate Seal. The corporate seal of the Corporation shall be circular and shall have inscribed thereon, within and around the circumference "BOE FINANCIAL SERVICES OF VIRGINIA, INC." In the center shall be the word "Seal".

     6.2 Fiscal Year. The fiscal year of the Corporation shall be determined in the discretion of the Board of Directors, but in the absence of any such determination it shall be the end of the calendar year.

     6.3 Amendments. These Bylaws may be amended or repealed, and new Bylaws may be made, at any regular or special meeting of the Board of Directors. Bylaws made by the Board of Directors may be repealed or changed and new Bylaws may be made by the stockholders, and the stockholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.

                                                                      APPENDIX 3

                    BOE FINANCIAL SERVICES OF VIRGINIA, INC.
                              STOCK INCENTIVE PLAN


  1.  Purpose.   The purpose of this BOE Financial Services of Virginia, Inc.
Stock Incentive Plan (the "Plan") is to further the long term stability and financial success of BOE Financial Services of Virginia, Inc. (the "Company") by attracting and retaining employees through the use of stock-based incentives.
It is believed that ownership of Company Stock will stimulate the efforts of those employees upon whose judgment and interests the Company and its Subsidiaries are and will be largely dependent for the successful conduct of their business. It is also believed that Incentive Awards granted to employees under this Plan will strengthen their desire to remain employed with the Company and its Subsidiaries and will further the identification of employees' interests with those of the Company and its Subsidiaries. The Plan is intended to operate in compliance with the provisions of Securities and Exchange Commission Rule 16b-3.

  2.  Definitions.   As used in the Plan, the following terms have the meanings indicated:

  (a) "Act" means the Securities Exchange Act of 1934, as amended.

  (b) "Applicable Withholding Taxes" means the aggregate amount of federal, state and local income and payroll taxes that the Company or appropriate Subsidiary is required by law to withhold in connection with any lapse of restrictions on Restricted Stock or any exercise of a Nonstatutory Stock Option.

  (c) "Board" means the Board of Directors of the Company.

  (d) "Change of Control'' means the occurrence of any of the following events:

       (i) any person, including a ``group'' as defined in Section 13(d)(3) of the Act becomes the owner or beneficial owner of Company securities having 20% or more of the combined voting power of the then outstanding Company securities that may be cast for the election of the Company's directors (other than as a result of an issuance of securities initiated by the Company, or open market purchases approved by the Board, as long as the majority of the Board approving the purchases is also the majority at the time the purchases are made); or

       (ii) as the direct or indirect result of, or in connection with, a cash tender or exchange offer, a merger or other business combination, a sale of assets, a contested election, or any combination of these transactions, the persons who were directors of the Company before such transactions cease to constitute a majority of the Board, or any successor's board, within two years of the last of such transactions.

   (e) "Code" means the Internal Revenue Code of 1986, as amended.

   (f) "Committee" means the Compensation Committee of the Board, provided that, if any member of the Compensation Committee does not or would not qualify as both an outside director for purposes of Code section 162(m) and a non-employee director for purposes of Rule 16b-3, the Board shall designate the remaining members of the Compensation Committee (but not less than two members) as a subcommittee of the Compensation Committee to act as the Committee for purposes of the Plan.

  (g) "Company" means BOE Financial Services of Virginia, Inc.

  (h) "Company Stock" means common stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section 12), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

  (i) "Date of Grant" means the date on which the Committee grants an Incentive Award.

  (j) "Disability" or "Disabled" means, as to an Incentive Stock Option, a disability within the meaning of Code section 22(e)(3). As to all other Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

  (k) "Fair Market Value" means, as of any date, the value of a share of Company Stock, determined as follows:

       (i) if such Company Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination, as reported in The Wall Street Journal;
            -----------------------

       (ii) if such Company Stock is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Company Stock is listed or admitted to trading, as reported in The Wall Street Journal;
                      -----------------------

       (iii) if such Company Stock is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination, as reported in The Wall Street Journal or such other source as the Committee may in good faith
-----------------------
rely upon;

       (iv) if none of the foregoing is applicable, by the Committee in good faith.

  (l) "Incentive Award" means, collectively, an award of Restricted Stock or an Option under the Plan.

  (m) "Incentive Stock Option" means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

  (n) "Mature Shares" means shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months, or (ii) has purchased on the open market.

  (o) "Nonstatutory Stock Option" means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

  (p) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

  (q) "Participant" means any employee of the Company or a Subsidiary who receives an Incentive Award under the Plan.

  (r) "Restricted Stock" means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 9.

  (s) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan's adoption.

  (t) "Subsidiary" means any corporation of which the Company owns at least 50 percent of the combined voting power of all classes of stock or which is in a chain of corporations with the Company in which stock possessing at least 50% of the combined voting power of all classes of stock is owned by one or more corporations in the chain.

  (u) "Taxable Year" means the fiscal period used by the Company for reporting taxes on income under the Code.

  3.  General.  The types of Incentive Awards that may be granted under the Plan
are Options and Restricted Stock.   Options granted to Participants may be
Incentive Stock Options or Nonstatutory Stock Options.

  4. Stock. Subject to Section 12 of the Plan, there shall be reserved for issuance under the Plan an aggregate of one hundred thousand (100,000) shares of Company Stock, which shall be authorized, but unissued shares. Shares allocable to Incentive Awards or portions thereof granted under the Plan that expire, are forfeited, or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan. The Committee is expressly authorized to grant an Incentive Award to a Participant conditioned upon the surrender for cancellation of Incentive Awards previously granted to such Participant. However, without prior shareholder approval, the Committee is expressly prohibited from granting a new Incentive Award in the form of an Option if the exercise price of the new Option is less than the exercise price of the Option under the existing Incentive Award being surrendered for cancellation.

  5.  Eligibility.

  (a) All present and future employees of the Company or a Subsidiary (whether now existing or hereafter created or acquired) whom the Committee determines to have contributed or who can be expected to contribute to the Company or a Subsidiary shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 13, to select eligible employees to receive Options and to determine for each employee and the terms and conditions of each Option.

  (b) The grant of an Incentive Award shall not obligate the Company or any Subsidiary to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

  6.  Stock Options.

  (a) The Committee may make grants of Options to eligible employees. Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement. The Committee may delegate to the Chief Executive Officer of the Company the authority to select eligible employees to receive Options, to determine the time or times at which Options will be awarded to eligible employees and to determine the terms and conditions of such Options, except to the extent that such a delegation would prevent compliance with Rule 16b-3, Code section 162(m) or any other section of the Code, or other applicable law or regulation. Actions taken by the Chief Executive Officer pursuant to such a delegation of authority shall be subject to ratification by the Committee.

  (b) The exercise price of shares of Company Stock covered by an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant unless otherwise provided by the Board, provided, however, that the exercise price of any Incentive Stock Option granted under the Plan shall not be less than 100% of the Fair Market Value of such Company Stock on the Date of Grant (or 110% of Fair Market Value in the case of a grant to a 10% shareholder (as defined in Code section 422)).

  (c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement; provided that, the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

     (i) No Incentive Stock Option may be exercised after the first to occur of
(x) ten years from the Date of Grant, (y) three months following the date of the Participant's retirement or termination of employment with the Company or a Subsidiary for reasons other than Disability or death, or (z) one year following the date of the Participant's termination of employment on account of Disability or death.

     (ii) An Incentive Stock Option by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the ``Limitation Amount''). Incentive Stock Options granted under the Plan and all other plans of the Company or any Subsidiary that provide for the grant of incentive stock options shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee granting the Option may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

  7.  Method of Exercise of Options.

  (a) Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. In the case of the purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option so permit, the Participant may (i) deliver Mature Shares (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price,
(ii) cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price, or (iii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option, Applicable Withholding Taxes.

  (b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company's counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the Participant's investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Company Stock acquired, he or she shall possess no shareholder rights with respect to the shares.

  (c) Each Participant shall agree as a condition of the exercise of an Option to pay to the Company or appropriate Subsidiary, or make arrangements satisfactory to the Company or appropriate Subsidiary regarding the payment to the Company or appropriate Subsidiary of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company or appropriate Subsidiary have been made, no stock certificate shall be issued upon the exercise of an Option.

  (d) As an alternative to making a cash payment to the Company or appropriate Subsidiary to satisfy Applicable Withholding Taxes, if the Participant's option agreement so provides, the Participant may elect to (i) deliver Mature Shares (valued at their Fair Market Value) or (ii) to have the Company or appropriate Subsidiary retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

  8. Transferability of Options. Nonstatutory Stock Options may be transferable by a Participant and exercisable by a person other than the Participant, but only to the extent specifically provided in the option agreement. Incentive Stock Options by their terms shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant.

  9.  Restricted Stock Awards.

  (a) The Committee may make grants of Restricted Stock to eligible employees. Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the Participant stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice, when accepted in writing by the Participant shall become an grant agreement between the Company and the Participant. Restricted Stock may be awarded by the Committee in its discretion without cash consideration.

  (b) No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares as set forth in the Participant's grant agreement have lapsed or been removed pursuant to paragraph (d) or (e) below.

  (c) Upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall be held by the Company until the restrictions lapse and the Participant shall provide the Company with appropriate stock powers endorsed in blank.

  (d) The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (b) above shall lapse. The terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant or the occurrence of a Change of Control.

  (e) Notwithstanding the provisions of paragraph (b) above, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

  (f) Each Participant shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to the Company or appropriate Subsidiary, or make arrangements satisfactory to the Company or appropriate Subsidiary regarding the payment to the Company or appropriate Subsidiary of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant. As an alternative to making a cash payment to the Company or appropriate Subsidiary to satisfy Applicable Withholding Taxes, if the grant so provides, the Participant may elect to (i) to deliver Mature Shares (valued at their Fair Market Value) or (ii) to have the Company or appropriate Subsidiary retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

  10.  Effective Date of the Plan.   The effective date of the Plan will be the
date on which the statutory share exchange between Bank of Essex and the Company is consummated. The sole shareholder of the Company has approved the Plan. Until the requirements of any applicable Federal or State securities laws have been met, no Option granted under the Plan shall be exercisable.

  11.  Termination, Modification, Change.

  (a) If not sooner terminated by the Board, this Plan shall terminate at the close of business on the tenth anniversary of the effective date. No Options shall be granted under the Plan after its termination. The Board may amend or terminate the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section
12), materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards with respect to Participants as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Incentive Award previously granted to him or her.

  (b) Notwithstanding the provisions of subsection (a) above, this subsection
(b) will apply if the Company is involved in any merger or similar transaction that the Company intends to treat as a "pooling of interest" for financial reporting purposes. In such a case, the Committee may amend the terms of any Incentive Award or of the Plan to the extent that the Company's independent accountants determine that such terms would preclude the use of "pooling of interest" accounting. The authority of the Committee to amend the terms of any Incentive Award or of the Plan includes, without limitation, the right (i) to rescind or suspend any terms that are contingent on a Change in Control, such as the acceleration of vesting or provisions for special payments to an optionee or participant; (ii) to modify Incentive Awards to comply with prior practices of the Company as to terms of Incentive Awards; (iii) to provide for payment to the Participant of Common Stock or stock of the other party to the transaction equal to the fair value of the Incentive Award; and (iv) to suspend any provisions for payment of an Incentive Award in cash. The authority of the Committee under this section may be exercised in the Committee's sole and complete discretion.

  12.  Change in Capital Structure.

  (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the exercise price, the terms of Incentive Awards and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

  (b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

  (c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

  13.  Administration of the Plan.

  (a) Subject to the provisions of Section 16(b) of the Act and Rule 16b-3, the Plan shall be administered by the Committee. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award that the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the power and complete discretion to determine: (i) which eligible employees shall receive Incentive Awards and the nature of each Incentive Award, (ii) whether all or any part of an Incentive Award shall be accelerated upon a Change of Control, (iii) the number of shares of Company Stock to be covered by each Incentive Award, (iv) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (v) the time or times when an Incentive Award shall be granted, (vi) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested, (vii) when Options may be exercised, (viii) whether a Disability exists, (ix) the manner in which payment will be made upon the exercise of Options, (x) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options is permitted, (xi) whether to authorize a Participant (A) to deliver Mature Shares to satisfy Applicable Withholding Taxes or (B) to have the Company withhold from the shares to be issued upon the exercise of a Nonstatutory Stock Option the number of shares necessary to satisfy Applicable Withholding Taxes, (xii) the terms and conditions applicable to Restricted Stock awards, (xiii) the terms and conditions on which restrictions upon Restricted Stock shall lapse, (xiv) whether to accelerate the time at which any or all restrictions with respect to Restricted Stock will lapse or be removed, (xv) notice provisions relating to the sale of Company Stock acquired under the Plan, (xvi) the extent to which information shall be provided to Participants about available tax elections, (xvii) whether and the extent to which a Nonstatutory Stock Option may be transferable by a Participant, and (xviii) any additional requirements relating to Incentive Awards that the Committee deems appropriate. Notwithstanding the foregoing, no ``tandem stock options'' (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall have the power to amend the terms of previously granted Incentive Awards that were granted by that Committee so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

  (b) The Committee may adopt rules and regulations for carrying out the Plan with respect to Participants. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

  (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

  14.  Notice.   All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company - at the principal business address of the Company to the attention of the Corporate Secretary of the Company; and (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

  15. Interpretation. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia.

                                                                      APPENDIX 4

                    BOE FINANCIAL SERVICES OF VIRGINIA, INC.

                               STOCK OPTION PLAN

                             FOR OUTSIDE DIRECTORS


1.  Purpose. The BOE Financial Services of Virginia, Inc. Stock Option Plan for
    -------
Outside Directors (the "Plan") is intended to advance the interests of BOE Financial Services of Virginia, Inc. (the "Company") by providing directors of the Company who are not full-time employees of the Company or a subsidiary ("Directors") with an opportunity to acquire a proprietary interest in the Company and an additional incentive to promote the Company's success. Stock options ("Options") granted under the Plan are non-statutory options (i.e., options not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended). The Plan conforms to the provisions of Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934 (the "34 Act"), as presently in effect. The sole shareholder of the Company has approved the Plan.

2.  Eligibility and Grant of Options.
    --------------------------------

(a) Each person who first becomes a member of the Company's Board of Directors (the "Board of Directors") as a Director after _______, 2000 shall receive an Option to purchase [________] shares of Common Stock of the Company ("Common Stock") as of the date on which he or she first becomes a Director.

(b) As of each [insert date], beginning [insert date], 2000, each Director who has been a Director for at least _______ months shall receive an Option to purchase _______ shares of Common Stock.

The option price for each Option shall be determined as of the date of grant, pursuant to Section 4 below. The Company shall effect the grant of Options under the Plan by the execution and delivery of written option agreements between the Company and the Directors receiving the Options ("Optionees").

3.  Stock.  The Company has reserved an aggregate of 10,000 shares of Common
    -----
Stock for issuance pursuant to the exercise of Options granted under the Plan. The aggregate number is subject to future adjustments as hereinafter provided in Section 7. The aggregate number of shares of Common Stock reserved shall be reduced by the issuance of shares upon the exercise of Options, but it shall not be reduced if Options, for any reason, expire or terminate unexercised. The Company shall not be required to issue or deliver any certificate for shares of its Common Stock purchased upon the exercise of any part of an Option before (i) the admission of such shares to listing on any stock exchange or other market on which the Common Stock may then be listed, (ii) receipt of any required registration or other qualification of such shares under any state or federal law or regulation that the Company's counsel shall determine is necessary or advisable, and (iii) the Company shall have been advised by counsel that all applicable legal requirements have been complied with.

4.  Price.  The purchase price of each share of Common Stock covered by an
    -----
Option (the "Option Price") shall be equal to the fair market value of one share of Common Stock on the date the Option is granted. Fair market value shall be determined as follows:

(a) If the Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination, as reported in The Wall Street Journal;
                    -----------------------

(b) If the Common Stock is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading, as reported in The Wall Street Journal;
                             -----------------------

(c) If the Common Stock is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination, as reported in The Wall Street Journal or such other source as the Committee may in
        -----------------------
     good faith rely upon;

(d) If none of the following are applicable, by the Board of Directors in good faith.

Payment of the Option Price may be made in cash, in shares of Common Stock, or in any combination thereof. Shares of Common Stock used to make any such payment shall be valued at the fair market value thereof on the date of exercise, and must be "mature shares." Mature shares are shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months, or (ii) has purchased on the open market.

5.  Terms and Limitations on Exercise.  Options may be exercised, in whole or in
    ---------------------------------
part, but only with respect to whole shares of Common Stock, as outlined below, by giving timely written notice to the Company.

(a) The term of any Option shall be ten years from the date it is granted. No Option may be exercised after the expiration of its term or after the date set forth in subsection (b), (c) or (d) below, if earlier.

(b) If an Optionee ceases to be a member of the Board of Directors on account of his death or disability (as determined under the Federal Social Security
     Act), the Optionee (or his legatees or distributees or the personal representatives of his estate, in the event of his death) may exercise his outstanding options at any time until the first to occur of (x) the date that is two years after the Optionee ceases to be a member of the Board of Directors or (y) the date on which the Options expire according to their terms.

(c) If an Optionee ceases to be a member of the Board of Directors for any reason other than described in subsection (b) above, the Optionee may exercise his outstanding Options at any time until the first to occur of
     (x) the date that is three months after the Optionee ceases to be a member of the Board of Directors or (y) the date on which the Options expire according to their terms.

(d) If an Optionee dies after he ceases to be a member of the Board of Directors, but within the time period during which his outstanding Options are still exercisable, the Optionee's outstanding Options may be exercised by his legatees or distributees or the personal representative of his estate. These Options may be exercised at any time until the first to occur of (x) the date that is two years after the Optionee ceases to be a member of the Board of Directors or (y) the date on which the Options expire according to their terms.

(e) Notwithstanding anything herein to the contrary, Options shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3, or any replacement rule adopted pursuant to the provisions of the 34 Act, as the same now exists or may, from time to time, be amended.

(f) The exercise of any Option and delivery of the optioned shares shall be contingent upon the receipt by the Company of the full purchase price in cash or shares of Common Stock as provided in Section 4.

6.  Transferability of Options.
    --------------------------

(a) In general, Options, by their terms, shall not be transferable other than by will or the laws of descent and distribution, or as described below. Options shall be exercisable, during the lifetime of the Optionee, only by the Optionee or the Optionee's guardian or legal representative.

(b) Notwithstanding the provisions of subsection (a) and subject to applicable securities laws, an Optionee may transfer any Options that have been or will be granted to the Optionee under this Plan to one or more of the Optionee's immediate family members, to a trust or trusts for the benefit of any one or more of the Optionee's immediate family members, or to a partnership, limited liability company or other entity the only partners, members or interest holders of which are among the Optionee's immediate family members. No consideration may be paid for the transfer of any Option. The transferor shall be subject to all conditions applicable to the Option prior to its transfer. Notwithstanding the provisions of
     Section 8, the Board of Directors may impose on any Option, and on Common Stock issued upon exercise of an Option, such limitations and conditions as the Board of Directors deems appropriate, and may amend the agreement granting the Option to set forth such limitations and conditions.

7.  Change in Capital Structure.
    ---------------------------

     (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the exercise price, the terms of Options and other relevant provisions shall be appropriately adjusted by the Board of Directors, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Board of Directors may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.


(b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Board of Directors may take such actions with respect to outstanding Options as the Board of Directors deems appropriate.


(c) Notwithstanding anything in the Plan to the contrary, the Board of Directors may take the foregoing actions without the consent of any Director, and the Board of Director's determination shall be conclusive and binding on all persons for all purposes.

8.  Administration of the Plan.  The Board of Directors shall be responsible for
    --------------------------
the implementation and administration of the Plan.

9.  Expiration and Termination of the Plan.  Options may be granted under the
    --------------------------------------
Plan at any time until the Plan is terminated by the Board of Directors or until such earlier date when termination of the Plan shall be required by law. If not sooner terminated, the Plan shall terminate automatically on January 1, 2010.

10.  Amendments.  The Board of Directors may from time to time make such changes
     ----------
in and additions to the Plan as it may deem proper. The termination of the Plan or any change or addition to the Plan shall not, without consent of any Optionee who is adversely affected thereby, alter any options previously granted to the Optionee pursuant to the Plan.

11.  Effective Date.  The Plan shall be effective as of the date on which the
     --------------
statutory share exchange between Bank of Essex and the Company is consummated.

12.  Notice.   All notices and other communications required or permitted to be
     ------
given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows
(a) if to the Company - at the principal business address of the Company to the attention of the Corporate Secretary of the Company; and (b) if to any Director
- at the last address of the Director known to the sender at the time the notice or other communication is sent.

13.  Interpretation.  The terms of this Plan shall be governed by the laws of
     --------------
the Commonwealth of Virginia.

                                                                      APPENDIX 5

                                    FORM OF
                        EMPLOYMENT CONTINUITY AGREEMENT


     This Employment Continuity Agreement (the "Agreement") is made as of ______________, 2000, between BOE Financial Services of Virginia, Inc. ("BOE Financial") and _________________ (the "Executive"). The purpose of the Agreement is to encourage the Executive to continue in employment with the Company following a Change of Control by providing reasonable employment security to the Executive, and to recognize the prior service of the Executive in the event that the Executive's employment with the Company terminates under defined circumstances following a Change of Control.

Section 1.  Definitions.   For purposes of this Agreement:
            -----------

(a) "Affiliated Company" means any corporation which is a member of a controlled group of corporations that includes BOE Financial, as determined pursuant to Section 1563(a) of the Internal Revenue Code of 1986, without regard to Sections 1563(a)(4) or 1563(e)(3)(c).

(b) "Base Salary" shall mean the Executive's annual base salary in effect as of the Effective Date.

(c) "Beneficiary" shall mean the person or entity designated by the Executive, by written instrument delivered to the Company, to receive any benefits payable under this Agreement in the event of the Executive's death. If the Executive fails to designate a Beneficiary, or if no Beneficiary survives the Executive, such death benefits shall be paid to the Executive's estate.

(d)  "Board" shall mean the Board of Directors of BOE Financial.

(e) "Change of Control" shall mean the occurrence of any of the following events:

        (i) any person, including a ``group'' as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 becomes the owner or beneficial owner of BOE Financial securities having 20% or more of the combined voting power of the then outstanding BOE Financial securities that may be cast for the election of BOE Financial's directors (other than as a result of an issuance of securities initiated by BOE Financial, or open market purchases approved by the Board, as long as the majority of the Board approving the purchases is also the majority at the time the purchases are made); or

        (ii) as the direct or indirect result of, or in connection with, a cash tender or exchange offer, a merger or other business combination, a sale of assets, a contested election, or any combination of these transactions, the persons who were directors of BOE Financial before such transactions cease to constitute a majority of the Board, or any successor's board, within two years of the last of such transactions.

(f)  "Company" means BOE Financial and each Affiliated Company.

(g)  "Effective Date" shall mean the date on which a Change of Control occurs.

(h) "Good Cause" shall mean the Executive's (i) material misappropriation with respect to the business assets of the Company, (ii) persistent refusal or willful failure materially to perform his duties and responsibilities to the Company, which continues after the Executive receives notice of such refusal or failure, (iii) conviction of a felony, or (iv) use of drugs or alcohol that interferes materially with the Executive's performance of his duties.

(i) "Maximum Bonus Opportunity" shall mean the maximum cash bonus payable to the Executive by the Company.

(j) "Salary Continuance Benefit" shall mean the benefit described in Section 2(b), (c) and (d) of this Agreement.

(k) "Severance Benefit" shall mean the Salary Continuance Benefit and the Welfare Continuance Benefit described in Section 2 of this Agreement.

(l) "Severance Period" shall mean the period beginning on the date the Executive's employment with the Company terminates and ending on the date that is one (1) year thereafter.

(m) "Termination with Good Reason" means, unless and to the extent otherwise waived in writing by the Executive, the termination of the Executive's employment with the Company which is initiated by the Executive and that occurs within 90 days of any of the following events (excluding for this purpose, isolated, insubstantial and inadvertent actions not taken in bad faith and which are remedied by the Company within 15 days after receipt of notice thereof given by the Executive):

        (i) a decrease in the Executive's aggregate Base Salary and incentive bonus opportunity or a significant reduction in the amount of additional benefits or perquisites provided to the Executive as of the Effective Date;

        (ii) any action by the Company which decreases the Executive's authority, duties or responsibilities, as determined as of the Effective Date; or

        (iii) the assignment of duties to the Executive that are inconsistent with the duties and responsibilities of the Executive as of the Effective Date.

(n) "Welfare Continuance Benefit" shall mean the benefit described in Section 2(e).

(o) "Welfare Plan" shall mean any health and dental plan, disability plan, survivor income plan, life insurance plan or any other welfare benefit plan, as defined in Section 3(1) of ERISA, currently or hereafter made available by the Company in which the Executive is eligible to participate.

Section 2.  Benefits Upon Termination of Employment.
            ----------------------------------------

(a) Subject to the provisions of Section 6, the Executive shall be entitled to a Salary Continuance Benefit and a Welfare Continuance Benefit if (i) the employment of the Executive with the Company is terminated by the Company for any reason other than Good Cause within two (2) years following the Effective Date, or (ii) the Executive has a Termination for Good Reason within two (2) years following the Effective Date.

(b) The Salary Continuance Benefit shall be an amount equal to ___*___ (__) times the sum of (i) the Executive's Base Salary, and (ii) the Executive's Maximum Bonus Opportunity.


(c) The Salary Continuance Benefit shall be paid, at the election of the Executive, in one of the following two methods:

        (i) equal monthly payments during the one-year period following the date of the Executive's termination of employment, or

        (ii) a single lump sum payment within 30 days of the date of the Executive's termination of employment.

     The election must be made by the Executive on a form provided by the Company and may not be subsequently changed, except as provided in Section 4 below.

(d) Payment of the Salary Continuance Benefit shall be subject to the following terms and conditions:

        (i) Salary Continuance Benefits shall be made net of all required federal and state payroll taxes and similar required withholdings.

        (ii) Payment of the Salary Continuance Benefit shall not affect the entitlement of the Executive or the Executive's Beneficiary, or any other person entitled to receive benefits with respect to the Executive under any retirement

-----------------------------
*In the case of George M. Longest, Jr. and Bruce E. Thomas, two (2) times. In the case of Robert E. Davis, Jack M. Robeson, Terrell D. Vaughan, Suzanne S. Rennolds and Bonnie S. Courtney, one (1) time.

     plan, Welfare Plan, or other plan or program maintained by the Company in which the Executive participates at the date of termination of employment.

        (iii) Except as specifically provided in subsection (f) below, the Salary Continuance Benefit shall not be affected by any employment which the Executive may obtain after termination with the Company nor otherwise shall be subject to mitigation in any respect.

        (e) During the Severance Period, the Executive and the Executive's dependents will continue to be covered by all Welfare Plans in which the Executive and the Executive's dependents were participating immediately prior to the date of termination of the Executive's employment (the "Welfare Continuance Benefit"). Any changes to any Welfare Plan during the Severance Period shall be applicable to the Executive and the Executive's dependents as if the Executive continued to be an employee of the Company. The Company will pay all or a portion of the costs of the Welfare Continuance Benefit for the Executive and the Executive's dependents under the Welfare Plans on the same basis as applicable, from time to time, to active employees covered under the Welfare Plans. If such participation in any one or more of the Welfare Plans included in the Welfare Continuance Benefit is not possible under the terms of the Welfare Plan or any provision of law would create an adverse tax effect for the Executive or the Company due to such participation, the Company will provide substantially identical benefits directly or through another insurance arrangement. The Welfare Continuance Benefits as to any Welfare Plan will cease if and when the Executive has obtained coverage under one or more welfare benefit plans of a subsequent employer that provide for equal or greater benefits to the Executive and the Executive's dependents with respect to the specific type of benefit.

        (f) If the Executive applies for and/or accepts employment with the Company within five years of the Executive's termination of employment with the Company, the Executive shall repay to the Company the entire amount of the Salary Continuance Benefit (less applicable payroll taxes and other amounts that were withheld). The Company may offer to establish a reasonable repayment schedule which will take into consideration the amount of repayment required. If the Executive is receiving the Salary Continuance Benefit in monthly payments and applies for and/or accepts the employment described above, the balance of the monthly payments otherwise owing will not be paid or be payable to the Executive, and the Executive will be obligated to repay only those monthly payments that have already been paid to the Executive.

     Section 3.  Outplacement Services.
                 ---------------------

     If (a) the employment of the Executive with the Company is terminated by the Company for any reason other than Good Cause within two (2) years following the Effective Date, or (b) the Executive has a Termination for Good Reason within two (2) years following the Effective Date, the Executive shall be entitled to receive complete outplacement services, including job search and interview skill services. The services shall be provided by a regionally recognized outplacement organization selected by the Executive with the approval of the Company (which approval shall not be unreasonably withheld). The services shall be provided for up to one (1) year after the Executive's termination of employment.

Section 4.  Death.
            ------

(a) If the Executive dies before receiving the entire amount of the Salary Continuance Benefit payable under this Agreement, the entire amount of the Salary Continuance Benefit shall be paid to the Executive's Beneficiary in a single lump sum payment as soon as practicable following the Executive's death.

(b) If the Executive dies while receiving a Welfare Continuation Benefit, the Executive's spouse and other dependents shall continue to be covered under all applicable Welfare Plans during the remainder of the Severance Period.

Section 5.  Claims Procedure; Indemnification.
            ----------------------------------

(a) If for any reason a payment or benefit due under this Plan is not paid or provided when due, the Executive or the Executive's Beneficiary may file a written claim with the Board. If the claim is denied or no response is received within forty-five (45) days after the date on which the claim was filed with the Board (in which case the claim will be deemed to have been denied), the Executive or the Executive's Beneficiary may appeal the denial to the Board within sixty (60) days of receipt of written notification of the denial or the end of the forty-five day period, whichever occurs first. In pursuing an appeal, the Executive or the Executive's Beneficiary may request that the Board review the denial, may review pertinent documents, and may submit issues and documents in writing to the Board. A decision on appeal will be made within sixty (60) days after the appeal is made.

(b) The Company shall indemnify the Executive against any and all expenses (including attorney's fees) which are incurred by the Executive in connection with any claim made for a payment or benefit due under this Agreement that is denied by the Board on appeal, and that is ultimately paid by the Company.

Section 6.  Release of Claims.
            ------------------

     In consideration for and as a condition to receiving any payments or benefits under this Agreement, the Executive must execute a written release in a form provided by the Company. In addition to any other provisions determined by the Company, the release may provide that the Executive agrees, for the Executive and the Executive's heirs, representatives, successors and assigns, that the Executive has finally and permanently separated from employment with the Company, and that the Executive waives, releases and forever discharges the Company from any and all claims, known or unknown, that the Executive has or may have, including but not limited to those relating to or arising out of the Executive's employment with the Company and the termination thereof, including but not limited to any claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, liability in tort, any claims under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in

Employment Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, or any other federal, state or local law relating to employment, employee benefits or the termination of employment, excepting only any claims to vested retirement benefits.

Section 7.  No Setoff.
            ----------

     Payment of a Severance Benefit shall be in addition to any other amounts otherwise payable to the Executive, including any accrued but unpaid vacation pay. Except as otherwise specifically provided in Sections 2(e) and (f) of this Agreement, no payments or benefits payable to or with respect to the Executive pursuant to this Agreement shall be reduced by any amount the Executive may owe to the Company (except for amounts owed to the Company on account of loans, travel or standing advances, personal charges on Company credit cards or accounts, or the value of Company property not returned to the Company), or by any amount the Executive may earn or receive from employment with another employer or from any other source.

Section 8.  No Assignment of Benefit.
            -------------------------

     No interest of the Executive or any Beneficiary under this Agreement, or any right to receive any payment or distribution hereunder, shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, nor may such interest or right to receive a payment or distribution be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against, the Executive or Beneficiary, including claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings.

Section 9.  Benefits Unfunded.
            ------------------

     All rights under this Agreement of the Executive and Beneficiaries, shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any amounts due hereunder. The Executive and Beneficiaries shall have only the rights of general unsecured creditors of the Company.

Section 10.  Applicable Law.
             ---------------

     This Agreement shall be construed and interpreted pursuant to the laws of the Commonwealth of Virginia, without reference to its conflict of laws rules.

Section 11.  No Employment Contract.
             -----------------------

     Nothing contained in this Agreement shall be construed to be an employment contract between the Executive and the Company.

Section 12.  Severability.
             -------------

     In the event any provision of this Agreement is held illegal or invalid, the remaining provisions of this Agreement shall not be affected thereby.

Section 13.  Successors.
             -----------

     The Agreement shall be binding upon and inure to the benefit of the Company, the Executive and their respective heirs, representatives and successors. The Company, its successors and assigns shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) and any other purchaser or transferee of any assets of the Company expressly to assume this Agreement if such purchaser employs the Executive in connection with such purchase.

Section 14.  Litigation Expenses.
             --------------------

     The Company shall pay the litigation expenses, including reasonable attorneys' fees, incurred by the Executive or Beneficiary in a suit against the Company in which the Executive or Beneficiary successfully sues to enforce the Executive's rights under the Agreement.

Section 15.  Notices.
             --------

     All notices and other communications required or permitted under this Agreement shall be in writing, unless otherwise provided in this Agreement, and shall be deemed effective and given upon actual delivery if presented personally, one business day after the date sent if sent by prepaid telegram, overnight courier service, telex, or by facsimile transmission or five business days after the date sent if sent by certified or registered mail, postage prepaid, return receipt requested, which shall be addressed:

          (a)  In the case of the Company to:

               ____________________________
               ____________________________
               ____________________________
               Attention:  ________________
               Fax Number: ________________

          (b)  In the case of Executive to:

               ____________________________
               ____________________________
               ____________________________
               Attention:  ________________
               Fax Number: ________________

or, in each case, to such other address as may be designated in writing by any such party.

Section 16.  Amendment and Termination.
             --------------------------

     Prior to the Effective Date, the Company may amend, modify or terminate this Agreement for any reason or no reason. On and after the Effective Date, the Agreement may not be amended, modified, or terminated in any way that adversely affects the Executive's right to a benefit under the Agreement or the circumstances of eligibility therefore without the written consent of the Executive.

Section 17.  Captions and Section Headings.
             --------------------------------

     Captions and section headings herein are for convenience only, are not a part hereof and shall not be used in construing this Agreement.

Section 18.  Entire Agreement.
             -----------------

     This Agreement constitutes the entire understanding and agreement of the parties hereto regarding the subject matter hereof.

Section 19.  Counterparts.
             -------------

     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.


                                  BOE FINANCIAL SERVICES OF
                                   VIRGINIA, INC.


                                  By:____________________________________

                                  Title:_________________________________

                                  Date:__________________________________



                                  EXECUTIVE


                                  _______________________________________

                                  Date:__________________________________

                                                                       EXHIBIT B

                ARTICLE 15 OF THE VIRGINIA STOCK CORPORATION ACT
                             (S)(S) 13.1-729 - 740
                               Dissenters' Rights


(S) 13.1-729. Definitions.

     In this article:

     "Corporation" means the issuer of the shares held by a dissenter before the corporate action, except that (i) with respect to a merger, "corporation" means the surviving domestic or foreign corporation or limited liability company by merger of that issuer, and (ii) with respect to a share exchange, "corporation" means the acquiring corporation by share exchange, rather than the issuer, if the plan of share exchange places the responsibility for dissenters' rights on the acquiring corporation.

     "Dissenter" means a shareholder who is entitled to dissent from corporate action under (S) 13.1-730 and who exercises that right when and in the manner required by (S)(S) 13.1-732 through 13.1-739.

     "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

     "Shareholder" means the record shareholder or the beneficial shareholder.

(S) 13.1-730. Right to dissent.

     A. A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

          1. Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by (S) 13.1-718 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under (S) 13.1-719;

          2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          3. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the shareholder was entitled to vote on the sale or exchange or if the sale or exchange was in furtherance of a dissolution on which the shareholder was entitled to vote, provided that such dissenter's rights shall not apply in the case of (i) a sale or exchange pursuant to court order, or (ii) a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          4. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.


     B. A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     C. Notwithstanding any other provision of this article, with respect to a plan of merger or share exchange or a sale or exchange of property there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System (NASDAQ) or (ii) held by at least 2,000 record shareholders, unless in either case:

          1. The articles of incorporation of the corporation issuing such shares provide otherwise;

          2. In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for such shares anything except:

               (a)  Cash;

               (b) Shares or membership interests, or shares or membership interests and cash in lieu of fractional shares (i) of the surviving or acquiring corporation or limited liability company or (ii) of any other corporation or limited liability company which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders or members; or

               (c) A combination of cash and shares or membership interests as set forth in subdivisions 2 a and 2 b of this subsection; or

          3. The transaction to be voted on is an "affiliated transaction" and is not approved by a majority of "disinterested directors" as such terms are defined in (S) 13.1-725.

     D. The right of a dissenting shareholder to obtain payment of the fair value of his shares shall terminate upon the occurrence of any one of the following events:

         1.  The proposed corporate action is abandoned or rescinded;

         2. A court having jurisdiction permanently enjoins or sets aside the corporate action; or

         3. His demand for payment is withdrawn with the written consent of the corporation.

     E. Notwithstanding any other provision of this article, no shareholder of a corporation located in a county having a county manager form of government and which is exempt from income taxation under (S) 501 (c) or (S) 528 of the Internal Revenue Code and no part of whose income inures or may inure to the benefit of any private shareholder or individual shall be entitled to dissent and obtain payment for his shares under this article.

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(S) 13.1-731. Dissent by nominees and beneficial owners.

     A. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     B. A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

         1. He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         2. He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

(S) 13.1-732. Notice of dissenters' rights.

     A. If proposed corporate action creating dissenters' rights under (S) 13.1-730 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     B. If corporate action creating dissenters' rights under (S) 13.1-730 is taken without a vote of shareholders, the corporation, during the ten-day period after the effectuation of such corporate action, shall notify in writing all record shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in (S) 13.1-734.

(S) 13.1-733. Notice of intent to demand payment.

     A. If proposed corporate action creating dissenters' rights under (S) 13.1-730 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (i) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (ii) shall not vote such shares in favor of the proposed action.

     B. A shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for his shares under this article.

(S) 13.1-734. Dissenters' notice.

     A. If proposed corporate action creating dissenters' rights under (S) 13.1-730 is authorized at a shareholders' meeting, the corporation, during the ten-day period after the effectuation of such corporate action, shall deliver a dissenters' notice in writing to all shareholders who satisfied the requirements of (S) 13.1-733.

     B.  The dissenters' notice shall:

         1. State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

         2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

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

         3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before or after that date;

         4. Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date of delivery of the dissenters' notice; and

         5.  Be accompanied by a copy of this article.

(S) 13.1-735. Duty to demand payment.

     A. A shareholder sent a dissenters' notice described in (S) 13.1-734 shall demand payment, certify that he acquired beneficial ownership of the shares before or after the date required to be set forth in the dissenters' notice pursuant to subdivision 3 of subsection B of (S) 13.1-734, and, in the case of certificated shares, deposit his certificates in accordance with the terms of the notice.

     B. The shareholder who deposits his shares pursuant to subsection A of this section retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.

     C. A shareholder who does not demand payment and deposits his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

(S) 13.1-736. Share restrictions.

     A. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received.

     B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.

(S) 13.1-737. Payment.

     A. Except as provided in (S) 13.1-738, within thirty days after receipt of a payment demand made pursuant to (S) 13.1-735, the corporation shall pay the dissenter the amount the corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the corporation under this paragraph may be enforced (i) by the circuit court in the city or county where the corporation's principal office is located, or, if none in this Commonwealth, where its registered office is located or (ii) at the election of any dissenter residing or having its principal office in the Commonwealth, by the circuit court in the city or county where the dissenter resides or has its principal office. The court shall dispose of the complaint on an expedited basis.

     B.  The payment shall be accompanied by:

         1. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the effective date of the corporate action creating dissenters' rights, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

         2. An explanation of how the corporation estimated the fair value of the shares and of how the interest was calculated;

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

         3. A statement of the dissenters' right to demand payment under (S) 13.1-739; and

         4.  A copy of this article.

(S) 13.1-738. After-acquired shares.

     A. A corporation may elect to withhold payment required by (S) 13.1-737 from a dissenter unless he was the beneficial owner of the shares on the date of the first publication by news media or the first announcement to shareholders generally, whichever is earlier, of the terms of the proposed corporate action, as set forth in the dissenters' notice.

     B. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares and of how the interest was calculated, and a statement of the dissenter's right to demand payment under (S) 13.1-739.

(S) 13.1-739. Procedure if shareholder dissatisfied with payment or offer.

     A. A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under (S) 13.1-737), or reject the corporation's offer under (S) 13.1-738 and demand payment of the fair value of his shares and interest due, if the dissenter believes that the amount paid under (S) 13.1-737 or offered under (S) 13.1-738 is less than the fair value of his shares or that the interest due is incorrectly calculated.

     B. A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for his shares.

(S) 13.1-740. Court action.

     A. If a demand for payment under (S) 13.1-739 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the circuit court in the city or county described in subsection B of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     B. The corporation shall commence the proceeding in the city or county where its principal office is located, or, if none in this Commonwealth, where its registered office is located. If the corporation is a foreign corporation without a registered office in this Commonwealth, it shall commence the proceeding in the city or county in this Commonwealth where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     C. The corporation shall make all dissenters, whether or not residents of this Commonwealth, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     D. The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this article. If the court determines that such shareholder has not complied with the provisions of this article, he shall be dismissed as a party.

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

     E. The jurisdiction of the court in which the proceeding is commenced under subsection B of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     F.  Each dissenter made a party to the proceeding is entitled to judgment
(i) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation or (ii) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under (S) 13.1-738.

(S) 13.1-741. Court costs and counsel fees.

     A. The court in an appraisal proceeding commenced under (S) 13.1-740 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters did not act in good faith in demanding payment under
(S) 13.1-739.

     B. The court may also assess the reasonable fees and expenses of experts, excluding those of counsel, for the respective parties, in amounts the court finds equitable:

         1. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of (S)(S) 13.1-732 through 13.1-739; or

         2. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed did not act in good faith with respect to the rights provided by this article.

     C. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

     D. In a proceeding commenced under subsection A of (S) 13.1-737 the court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

                                      B-6